UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Black Knight Financial Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Black Knight Financial Services, Inc.

601 Riverside Avenue

Jacksonville, Florida 32204

April 28, 2016

Dear Shareholder:

On behalf of the board of directors, I cordially invite you to attend the annual meeting of the shareholders of Black Knight Financial Services, Inc. The meeting will be held on June 15, 2016 at 11:00 a.m., Eastern Time, in the Peninsular Auditorium at 601 Riverside Avenue, Jacksonville, Florida 32204. The formal Notice of Annual Meeting and Proxy Statement for this meeting are attached to this letter.

The Notice of Annual Meeting and Proxy Statement contain more information about the annual meeting, including:

•	who can vote; and

•	the different methods you can use to vote, including the telephone, Internet and traditional paper proxy card.

Whether or not you plan to attend the annual meeting, please vote by one of these outlined methods to ensure that your shares are represented and voted in accordance with your wishes.

On behalf of the board of directors, I thank you for your cooperation.

Sincerely,

Thomas J. Sanzone
President and Chief Executive Officer

Black Knight Financial Services, Inc.

601 Riverside Avenue

Jacksonville, Florida 32204

NOTICE OF

ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Black Knight Financial Services, Inc.:

Notice is hereby given that the 2016 Annual Meeting of Shareholders of Black Knight Financial Services, Inc. will be held on June 15, 2016 at 11:00 a.m., Eastern Time, in the Peninsular Auditorium at 601 Riverside Avenue, Jacksonville, Florida 32204 in order to:

1.	elect two Class I directors to serve until the 2019 Annual Meeting of Shareholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal;

2.	ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2016 fiscal year;

3.	approve our Black Knight Financial Services, Inc. Employee Stock Purchase Plan;

4.	select, on a non-binding advisory basis, the frequency (annual, biennial or triennial) with which we solicit future non-binding advisory votes on the compensation paid to our named executive officers; and

5.	approve a non-binding advisory resolution on the compensation paid to our named executive officers.

At the meeting, we will also transact such other business as may properly come before the meeting or any adjournment thereof.

The board of directors set April 18, 2016 as the record date for the meeting. This means that owners of Black Knight Financial Services, Inc. Class A and Class B common stock at the close of business on that date are entitled to:

•	receive notice of the meeting; and

•	vote at the meeting and any adjournments or postponements of the meeting.

All shareholders are cordially invited to attend the annual meeting in person. However, even if you plan to attend the annual meeting in person, please read these proxy materials and cast your vote on the matters that will be presented at the annual meeting. You may vote your shares through the Internet, by telephone or by mailing the enclosed proxy card. Instructions for our registered shareholders are described under the question “How do I vote?” on page 2 of the proxy statement.

Sincerely,

Michael L. Gravelle
Corporate Secretary

Jacksonville, Florida

April 28, 2016

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE (OR VOTE VIA TELEPHONE OR INTERNET) TO ASSURE REPRESENTATION OF YOUR SHARES.

i

Black Knight Financial Services, Inc.

601 Riverside Avenue

Jacksonville, Florida 32204

PROXY STATEMENT

The enclosed proxy is solicited by the board of directors of Black Knight Financial Services, Inc., or BKFS or the Company, for use at the Annual Meeting of Shareholders to be held on June 15, 2016 at 11:00 a.m., Eastern Time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The annual meeting will be held in the Peninsular Auditorium at 601 Riverside Avenue, Jacksonville, Florida.

It is anticipated that such proxy, together with this proxy statement, will first be mailed on or about April 28, 2016 to all shareholders entitled to vote at the meeting.

The Company’s principal executive offices are located at 601 Riverside Avenue, Jacksonville, Florida 32204, and its telephone number at that address is (904) 854-5100.

GENERAL INFORMATION ABOUT THE COMPANY

BKFS, together with its subsidiaries, is a leading provider of integrated technology, workflow automation and data and analytics to the mortgage and real estate industries. Our solutions facilitate and automate many of the mission-critical business processes across the entire mortgage loan life cycle, from origination until asset disposition. We believe we differentiate ourselves by the breadth and depth of our comprehensive, integrated solutions and the insight we provide to our clients.

We are a majority-owned subsidiary of Fidelity National Financial, Inc., or FNF. Our business generally represents a reorganization of the former Technology, Data and Analytics segment of Lender Processing Services, Inc., or LPS, a former provider of integrated technology, data and services to the mortgage industry in the United States. Our business also includes the businesses of Fidelity National Commerce Velocity, LLC and Property Insight, LLC, two companies that were contributed to us by FNF. ServiceLink Holdings, LLC, or ServiceLink, another majority-owned subsidiary of FNF, operates the Transaction Services businesses of the former LPS as well as FNF’s legacy ServiceLink businesses.

Our Class A common stock held by our public shareholders and affiliates of Thomas H. Lee Partners, LP, or THL, and our Class B common stock held by FNF and THL vote together as one class of common stock. On this basis, as of April 18, 2016, FNF held 54.1% of our outstanding common stock, and affiliates of THL held 26.5% of our outstanding common stock. As a result of FNF’s stock ownership, it will be able to elect all of the director nominees and determine the outcome of all other matters presented to a vote of shareholders.

BKFS is a holding company and our sole asset is our interest in, and our business is conducted through, Black Knight Financial Services, LLC, or BKFS LLC, and its subsidiaries. We have a sole managing member interest in

BKFS LLC, which grants us the exclusive authority to manage, control and operate the business and affairs of BKFS LLC and its subsidiaries, pursuant to the terms of its Second Amended and Restated Limited Liability Company Agreement, which we refer to as the LLC Agreement. Our shareholders indirectly control BKFS LLC through our managing member interest.

On May 26, 2015, we completed our initial public offering, or IPO, in which we issued and sold 20,700,000 shares of our Class A common stock at a price of $24.50 per share. Immediately prior to the IPO, FNF held 67.1% of the beneficial ownership of BKFS LLC and THL held a 32.9% ownership interest in BKFS LLC. In connection with our IPO, we effected several reorganization transactions, or the Offering Reorganization. Following the Offering Reorganization, FNF and THL hold Class A Units, or Units, in BKFS LLC and a number of shares of our Class B common stock equal the number of Units held by each such owner. THL also holds shares of our Class A common stock. FNF and THL have the right to exchange their Units, together with the corresponding shares of our Class B common stock, which will be canceled in connection with an exchange, for cash from BKFS LLC or, at our option, shares of our Class A common stock pursuant to the terms of the LLC Agreement. For additional information concerning FNF’s acquisition of LPS, the internal reorganizations leading up to the IPO, the IPO and the Offering Reorganization, please see our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2016.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Your shares can be voted at the annual meeting only if you vote by proxy or if you are present and vote in person. Even if you expect to attend the annual meeting, please vote by proxy to assure that your shares will be represented.

Why did I receive this proxy statement?

The board is soliciting your proxy to vote at the annual meeting because you were a holder of our Class A common stock or Class B common stock at the close of business on April 18, 2016, which we refer to as the record date, and therefore you are entitled to vote at the annual meeting. This proxy statement contains information about the matters to be voted on at the annual meeting, and the voting process, as well as information about the Company’s directors and executive officers.

Who is entitled to vote?

All record holders of Class A common stock and Class B common stock as of the close of business on April 18, 2016 are entitled to vote. As of the close of business on that day, 69,095,040 shares of Class A common stock and 84,826,282 shares of Class B common stock were issued and outstanding, for an aggregate of 153,921,322 common shares issued, outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the annual meeting.

If you hold your Class A or Class B common shares through a broker, bank or other nominee, you are considered a “beneficial owner,” and you will receive separate instructions from the nominee describing how to vote your shares. As the beneficial owner, you have the right to direct your nominee on how to vote your shares. Beneficial owners may also vote their shares in person at the annual meeting after first obtaining a legal proxy from their nominees by following the instructions provided by their nominees, and presenting the legal proxy to the election inspectors at the annual meeting.

What shares are covered by the proxy card?

The proxy card covers all shares of Class A common stock or Class B common stock held by you of record (i.e., shares registered in your name) and any shares of Class A common stock held for your benefit in FNF’s 401(k) plan.

How do I vote?

You may vote using any of the following methods:

•	In person at the annual meeting. All shareholders may vote in person at the annual meeting by bringing the enclosed proxy card or proof of identification, but if you are a beneficial owner (as opposed to a record holder), you must obtain a legal proxy from your broker, bank or nominee and present it to the inspectors at the annual meeting with your ballot when you vote at the meeting; or

•	By proxy. There are three ways to vote by proxy:

•	by mail, using the enclosed proxy card and return envelope;

•	by telephone, using the telephone number printed on the proxy card and following the instructions on the proxy card; or

•	by the Internet, using a unique password printed on your proxy card and following the instructions on the proxy card.

Even if you expect to attend the annual meeting, please vote by proxy to assure that your shares will be represented.

What does it mean to vote by proxy?

It means that you give someone else the right to vote your shares in accordance with your instructions. In this case, we are asking you to give your proxy to our Chief Executive Officer, Chief Financial Officer and Corporate Secretary, and each of them, who are sometimes referred to as the “proxy holders.” By giving your proxy to the proxy holders, you assure that your vote will be counted even if you are unable to attend the annual meeting. If you give your proxy but do not include specific instructions on how to vote on a particular proposal described in this proxy statement, the proxy holders will vote your shares in accordance with the recommendation of the board for such proposal.

On what am I voting?

You will be asked to consider five proposals at the annual meeting.

•	Proposal No. 1 asks you to elect the two Class I directors to serve until the 2019 Annual Meeting of Shareholders.

•	Proposal No. 2 asks you to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2016 fiscal year.

•	Proposal No. 3 asks you to approve the Black Knight Financial Services, Inc. Employee Stock Purchase Plan, or ESPP.

•	Proposal No. 4 asks you to select, on a non-binding advisory basis, the frequency (annual, biennial or triennial) with which we solicit future non-binding advisory votes on the compensation paid to our named executive officers.

•	Proposal No. 5 asks you to approve a non-binding advisory resolution on the compensation paid to our named executive officers.

How does the board recommend that I vote on these proposals?

The board recommends that you vote:

1.	“FOR” the election of the two Class I director nominees to serve until the 2019 Annual Meeting of Shareholders;

2.	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2016 fiscal year;

3.	“FOR” the approval of the ESPP;

4.	to select, on a non-binding advisory basis, “ANNUAL” as the frequency with which we solicit future non-binding advisory votes on the compensation paid to our named executive officers; and

5.	“FOR” the approval of the non-binding advisory resolution on the compensation paid to our named executive officers.

What happens if other matters are raised at the meeting?

Although we are not aware of any matters to be presented at the annual meeting other than those contained in the Notice of Annual Meeting, if other matters are properly raised at the annual meeting in accordance with the procedures specified in BKFS’s certificate of incorporation and bylaws, all proxies given to the proxy holders will be voted in accordance with their best judgment.

What if I submit a proxy and later change my mind?

If you have submitted your proxy and later wish to revoke it, you may do so by doing one of the following: giving written notice to the Corporate Secretary prior to the annual meeting; submitting another proxy bearing a later date (in any of the permitted forms) prior to the annual meeting; or casting a ballot in person at the annual meeting.

Who will count the votes?

Broadridge Investor Communications Services will serve as proxy tabulator and count the votes, and the results will be certified by the inspector of election.

How many votes must each proposal receive to be adopted?

The following votes must be received:

•	For Proposal No. 1 regarding the election of directors, a plurality of votes of the Class A common stock and the Class B common stock entitled to vote and present in person or represented by proxy, taken together as one class of voting stock, is required to elect a director. This means that the two people receiving the largest number of votes cast by the shares entitled to vote at the annual meeting will be elected as directors. Abstentions and broker non-votes, as discussed below, will have no effect.

•	For Proposal No. 2 regarding the ratification of the appointment of KPMG LLP, under Delaware law, the affirmative vote of a majority of the shares of the Class A common stock and the Class B common stock entitled to vote and present in person or represented by proxy and entitled to vote, taken together as one class of voting stock, would be required for approval. Abstentions will have the effect of a vote against this proposal. Because this proposal is considered a “routine” matter under the rules of the New York Stock Exchange, nominees may vote in their discretion on this proposal on behalf of beneficial owners who have not furnished voting instructions.

•	For Proposal No. 3 regarding the approval of the ESPP, the affirmative vote of a majority of the shares of the Class A common stock and the Class B common stock entitled to vote and present in person or represented by proxy and entitled to vote, taken together as one class of voting stock, would be required for approval. Abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect.

•	For Proposal No. 4, the option of annual, biennial or triennial frequency that receives the highest number of votes cast of Class A common stock and Class B common stock, taken together as one class of voting stock, will be the frequency of the vote on the compensation of our named executive officers that has been approved by shareholders on an advisory basis. Because this proposal seeks the input of our shareholders and provides our shareholders with the option to vote to hold a say-on-pay vote annually, biennially or triennially, there is no minimum vote requirement for this proposal. Although our board recommends holding a say-on-pay vote annually, you have the option to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain, and the outcome will be determined by the option that receives a plurality of the votes cast with respect to this matter. Abstentions will have no effect. You are not voting to approve or disapprove of the board’s recommendation. Even though your vote is advisory and therefore will not be binding on the Company, the board will review the voting results and take them into consideration when making future decisions regarding the frequency of the advisory vote on executive compensation.

•	For Proposal No. 5 regarding a non-binding advisory vote on the compensation paid to our named executive officers, the affirmative vote of a majority of the shares of the Class A common stock and the Class B common stock entitled to vote and present in person or represented by proxy and entitled to vote, taken together as one class of voting stock, would be required for approval. Even though your vote is advisory and therefore will not be binding on the Company, the board will review the voting result and take it into consideration when making future decisions regarding the compensation paid to our named executive officers. Abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect.

As mentioned previously, because FNF controlled over 50% of the voting power of our outstanding common stock on the record date, it will be able to elect all of the director nominees and determine the outcome of all other matters presented to a vote of shareholders.

What constitutes a quorum?

A quorum is present if a majority of the outstanding shares of the Class A common stock and the Class B common stock entitled to vote at the annual meeting, counted together as one class of voting stock, are present in person or represented by proxy. Broker non-votes and abstentions will be counted for purposes of determining whether a quorum of each class is present.

What are broker non-votes? If I do not vote, will my broker vote for me?

Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial owners at least 10 days before the meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by the Securities and Exchange Commission and the rules promulgated by the New York Stock Exchange thereunder.

The Company believes that all the proposals to be voted on at the annual meeting, except for the appointment of KPMG LLP as our independent registered public accounting firm, are not “routine” matters. On non-routine matters, such as Proposals No. 1, 3, 4 and 5, nominees cannot vote unless they receive voting instructions from beneficial owners. Please be sure to give specific voting instructions to your nominee, so that your vote can be counted.

What effect does an abstention have?

With respect to Proposals No. 1 and 4, abstentions or directions to withhold authority will not be included in vote totals and will not affect the outcome of the vote. With respect to Proposals Nos. 2, 3 and 5, abstentions will have the effect of a vote against such proposals pursuant to our bylaws and Delaware law, which require that a proposal receive the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote.

Who pays the cost of soliciting proxies?

We pay the cost of the solicitation of proxies, including preparing and mailing the Notice of Annual Meeting of Shareholders, this proxy statement and the proxy card. Following the mailing of this proxy statement, directors, officers and employees of the Company may solicit proxies by telephone, facsimile transmission or other personal contact. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians who are holders of record of shares of Class A common stock will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by the Company for their charges and expenses in connection therewith at customary and reasonable rates.

What if I share a household with another shareholder?

We have adopted a procedure approved by the Securities and Exchange Commission, called “householding.” Under this procedure, Class A and Class B shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our annual report and proxy statement unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings. If you are a shareholder who resides in the same household with another shareholder, or if you hold more than one account registered in your name at the same address, and wish to receive a separate proxy statement and annual report or Notice of Internet Availability of Proxy Materials for each account, please contact, Broadridge, toll free at 1-866-540-7095. You may also write to Broadridge, Householding Department, at 51 Mercedes Way, Edgewood, New York 11717. Beneficial shareholders can request information about householding from their banks, brokers or other holders of record. We hereby undertake to deliver promptly upon written or oral request, a separate copy of the annual report to shareholders, or this proxy statement, as applicable, to a shareholder at a shared address to which a single copy of the document was delivered.

CERTAIN INFORMATION ABOUT OUR DIRECTORS

Information About the Director Nominees and Continuing Directors

The names of the nominees proposed for election at the annual meeting as Class I directors of the Company, as well as the names of our continuing Class II and Class III directors, and certain biographical information concerning each of them, is set forth below. The expirations of the terms of nominees for election at the annual meeting assume the nominees are elected.

Nominees for Class I Directors—Term Expiring 2019 (if elected)

Name	Position with BKFS(1)	Age(1)
David K. Hunt	Member of the Audit and Risk Committees	70
Ganesh B. Rao	Member of the Risk Committee	39

(1)	As of April 22, 2016.

David K. Hunt. David K. Hunt has served on our board of directors since December 2014 and served on the board of managers of BKFS LLC since April 2014. In addition, Mr. Hunt has served as a director of FIS since June 2001 and as a director of LPS from February 2010 until January 2014, when LPS was acquired by FNF. Since December 2005, Mr. Hunt has been a private investor. He previously served as the non-executive Chairman of the Board of OnVantage, Inc. from October 2004 until December 2005. From May 1999 to October 2004, he served as the Chairman and Chief Executive Officer of PlanSoft Corporation, an internet-based business-to-business solutions provider in the meeting and convention industry.

Mr. Hunt’s qualifications to serve on our board of directors include his long familiarity with our business and industry that he acquired as a director of LPS and FIS, as well as Mr. Hunt’s prior services as chairman of LPS’ risk and compliance committee and his deep understanding of the regulatory environment and other challenges facing our industry.

Ganesh B. Rao. Ganesh B. Rao has served on the board of directors since December 2014 and served on the board of managers of BKFS LLC since January 2014. Mr. Rao is a Managing Director of THL, which he joined in 2000. Prior to joining THL, Mr. Rao worked at Morgan Stanley & Co. Incorporated in the Mergers & Acquisitions Department. Mr. Rao also worked at Greenlight Capital, a hedge fund. Mr. Rao is currently a director of Ceridian HCM Holding, Inc., MoneyGram International, Prime Risk Partners and ServiceLink. Mr. Rao is a former director of The Nielsen Company and Comdata Inc.

Mr. Rao’s qualifications to serve on our board of directors include his managerial and strategic expertise working with large growth-oriented companies as a Managing Director of THL, and his experience with enhancing value at such companies, along with his expertise in corporate finance.

Incumbent Class II Directors—Term Expiring 2017

Name	Position with BKFS(1)	Age(1)
Richard N. Massey	Chairman of the Compensation Committee and member of the Audit Committee	60
John D. Rood	Chairman of the Audit and Risk Committees	61

(1)	As of April 22, 2016.

Richard N. Massey. Richard N. Massey has served on our board of directors since December 2014 and served on the board of managers of BKFS LLC since January 2014. In addition, Mr. Massey has served as a director of

FNF since February 2006. Mr. Massey has been a partner of Westrock Capital, LLC, a private investment partnership, since January 2009. Mr. Massey was Chief Strategy Officer and General Counsel of Alltel Corporation from January 2006 to January 2009. From 2000 until 2006, Mr. Massey served as Managing Director of Stephens Inc., a private investment bank, during which time his financial advisory practice focused on software and information technology companies. Mr. Massey also serves as a director of FIS and ServiceLink, as Chairman of the board of directors of Bear State Financial, Inc., and as a director of Oxford American Literary Project and the Arkansas Razorback Foundation.

Mr. Massey’s qualifications to serve on our board of directors include his experience in corporate finance and investment banking and as a financial and legal advisor to public and private businesses, as well as his expertise in identifying, negotiating and consummating mergers and acquisitions.

John D. Rood. John D. Rood has served on our board of directors since December 2014 and served on the board of managers of BKFS LLC since January 2014. Mr. Rood is the founder and Chairman of The Vestcor Companies, a real estate firm with 30 years of experience in multifamily development and investment. Mr. Rood also serves on the board of FNF. From 2004 to 2007 Mr. Rood served as the US Ambassador to the Commonwealth of the Bahamas. Mr. Rood previously served on the board of Alico, Inc., and currently serves on several private boards. He was appointed by Governor Jeb Bush to serve on the Florida Fish and Wildlife Commission where he served until 2004. He was appointed by Governor Charlie Crist to the Florida Board of Governors, which oversees the State of Florida University System, where he served until 2013. Mr. Rood was appointed to the JAXPORT Board of Directors by Mayor Lenny Curry in October 2015.

Mr. Rood’s qualifications to serve on our board of directors include his experience in the real estate industry, his leadership experience as a United States Ambassador, his financial literacy and his experience as a director on boards of both public and private companies.

Incumbent Class III Directors—Term Expiring 2018

Name	Position with BKFS(1)	Age(1)
William P. Foley, II	Executive Chairman Chairman of the Corporate Governance and Nominating Committee	71
Thomas M. Hagerty	Member of the Corporate Governance and Nominating Committee	53

(1)	As of April 22, 2016.

William P. Foley, II. William P. Foley, II has served as our Executive Chairman since December 2014 and as Executive Chairman of BKFS LLC since January 2014. In addition, Mr. Foley has served as Chairman of the board of directors of FNF since 1984, and served as Executive Chairman of FNF from October 2006 until January 2016. Mr. Foley also served as Chief Executive Officer of FNF from 1984 until May 2007 and as President of FNF from 1984 until December 1994. Since March 2012, Mr. Foley has been the Vice Chairman of the board of directors of FIS. Prior to that, he served as Executive Chairman of FIS from February 2006 through February 2011 and as non-executive Chairman of FIS from February 2011 to March 2012. Mr. Foley served as the Chairman of the board of directors of LPS from July 2008 until March 2009, and, within the past five years, has served as a director of Remy International, Inc. Mr. Foley also serves on the boards of directors of ServiceLink, the Foley Family Charitable Foundation and the Cummer Museum of Arts and Gardens, and is a founder, trustee and director of the Folded Flag Foundation. Mr. Foley also is Chairman, CEO and President of Foley Family Wines Holdings, Inc. which is the holding company of numerous vineyards and wineries located in the U.S. and in New Zealand. After receiving his B.S. degree in engineering from the United States Military Academy at West Point, Mr. Foley served in the U.S. Air Force, where he attained the rank of captain.

Mr. Foley’s qualifications to serve on our board of directors include his 32 years as a director and executive officer of FNF, his experience as a board member of LPS and FIS and as an executive officer and director of public and private companies in a wide variety of industries, and his strong track record of building and maintaining shareholder value and successfully negotiating and implementing mergers and acquisitions.

Thomas M. Hagerty. Thomas M. Hagerty has served on our board of directors since December 2014 and served on the board of managers of BKFS LLC since January 2014. In addition, Mr. Hagerty has served as a director of FNF since 2005. Mr. Hagerty is a Managing Director of THL, which he joined in 1988. Mr. Hagerty currently serves as a director of FNF, FleetCor Technologies, Ceridian HCM Holdings, Inc., Fidelity National Information Services, Inc., First BanCorp and ServiceLink.

Mr. Hagerty’s qualifications to serve on our board of directors include his managerial and strategic expertise working with large growth-oriented companies as a Managing Director of THL, a leading private equity firm, and his experience in enhancing value at such companies, along with his expertise in corporate finance.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The certificate of incorporation and the bylaws of the Company provide that our board shall consist of at least one and no more than fourteen directors. Our directors are divided into three classes. The board determines the number of directors within these limits. The term of office of only one class of directors expires in each year. The directors elected at this annual meeting will hold office for a term of three years or until their successors are elected and qualified. The current number of directors is six.

At this annual meeting, the persons listed below, each of whom is a current Class I director of the Company, have been nominated to stand for election to the board for a three-year term expiring in 2019. The board believes that each of the following nominees will stand for election and will serve if elected as a director:

David K. Hunt

Ganesh B. Rao

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE LISTED NOMINEES.

PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General Information About KPMG LLP

Although shareholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or otherwise, we are submitting the selection of KPMG LLP to our shareholders for ratification as a matter of good corporate governance practice. Even if the selection is ratified, our audit committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and our shareholders. If our shareholders do not ratify the audit committee’s selection, the audit committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent registered public accounting firm.

In choosing our independent registered public accounting firm, our audit committee conducts a comprehensive review of the qualifications of those individuals who will lead and serve on the engagement team, the quality control procedures the firm has established, and any issue raised by the most recent quality control review of the firm. The review also includes matters required to be considered under the Securities and Exchange Commission rules on “Auditor Independence,” including the nature and extent of non-audit services to ensure that they will not impair the independence of the accountants.

Representatives of KPMG LLP are expected to be present at the annual meeting. These representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The audit committee has appointed KPMG LLP to audit the consolidated financial statements of the Company for the 2016 fiscal year. KPMG LLP has continuously acted as the independent registered public accounting firm for the Company (including BKFS LLC prior to our IPO) commencing with the fiscal year ended December 31, 2014.

For services rendered to us during or in connection with our years ended December 31, 2015 and 2014, we were billed the following fees by KPMG LLP:

	2015	2014
	(In thousands)
Audit Fees	$1,671	$735
Audit-Related Fees	575	616
Tax Fees	—	—
All Other Fees	35	—

Audit Fees. Audit fees consisted principally of fees for the audits, registration statements and other filings related to the Company’s 2015 and 2014 financial statements, and audits of the Company’s subsidiaries required for regulatory reporting purposes, including billings for out of pocket expenses incurred.

Audit-Related Fees. Audit-related fees in 2015 and 2014 consisted principally of fees for Service Organization Control Reports, including billings for out of pocket expenses incurred.

Tax Fees. The Company did not incur any tax fees for 2015 or 2014.

All Other Services. Other fees in 2015 consisted of readiness assessments for Service Organization Control future audits.

Approval of Accountants’ Services

In accordance with the requirements of the Sarbanes-Oxley Act of 2002, all audit and audit-related work and all non-audit work performed by KPMG LLP is approved in advance by the audit committee, including the proposed fees for such work. Our pre-approval policy provides that, unless a type of service to be provided by KPMG LLP has been generally pre-approved by the audit committee, it will require specific pre-approval by the audit committee. In addition, any proposed services exceeding pre-approved maximum fee amounts also require pre-approval by the audit committee. Our pre-approval policy provides that specific pre-approval authority is delegated to our audit committee chairman, provided that the estimated fee for the proposed service does not exceed a pre-approved maximum amount set by the committee. Our audit committee chairman must report any pre-approval decisions to the audit committee at its next scheduled meeting.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2016 FISCAL YEAR.

PROPOSAL NO. 3: APPROVAL OF THE BLACK KNIGHT FINANCIAL SEVICES, INC. EMPLOYEE STOCK PURCHASE PLAN

The shareholders are being asked to approve the Black Knight Financial Services, Inc. Employee Stock Purchase Plan, or the ESPP, so that matching contributions can be made.

The ESPP became effective on July 20, 2015. At that time, participation of our employees, including our named executive officers, in the Fidelity National Financial Services, Inc. 2013 Employee Stock Purchase Plan, or the FNF ESPP, terminated.

The ESPP allows employees to accumulate funds, through payroll deductions, which are then used to purchase shares of our Class A common stock on the open market. For most employees, matching contributions will be equal to one-third of the amount they contributed during the quarter that is one year earlier than the quarter for which the matching contribution is made. For officers, including our named executive officers, and for employees who have completed at least ten consecutive years of employment with us, the matching contribution will be one-half of the amount they contributed during the quarter that is one year earlier than the quarter for which the matching contribution is made. The matching contributions, together with the employee deferrals, are used to purchase shares of our common stock on the open market. Accordingly, this proposal creates no shareholder dilution.

Description of the BKFS ESPP

The ESPP is intended to provide an incentive to attract and retain employees and to increase employee morale and investment in BKFS by allowing employees to accumulate funds, through payroll deductions and employer matching contributions, which are then used to purchase shares of BKFS common stock on the open market. Participation in the ESPP is voluntary. The ESPP is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

The complete text of the ESPP is set forth as Annex A hereto. The following is a summary of the material features of the ESPP and is qualified in its entirety by reference to Annex A.

Amendment and Termination

Since future conditions affecting BKFS cannot be anticipated or foreseen, the ESPP may be amended or terminated by BKFS’s board of directors at any time, provided that no such action may, without a participant’s consent, adversely affect any rights previously granted to such participant. No amendment that would require shareholder approval under NYSE listing standards or applicable law may become effective without shareholder approval.

Administration of the BKFS ESPP

The ESPP is administered by a committee appointed by BKFS’s board of directors. If a committee has not been selected, BKFS’s board of directors may serve as the committee until such time as the committee is selected. The committee has full power and authority to designate agents to carry out responsibilities relating to the ESPP, to administer, interpret and construe the terms of the ESPP, to answer all questions that may arise under the ESPP, to establish rules and procedures for administering the ESPP, and to perform such further acts as it may deem necessary or appropriate for the operation of the ESPP. The committee’s actions and determinations under the ESPP are conclusive and binding on all interested parties.

Shares Available for Purchase

Subject to adjustment as described below, the maximum number of shares of BKFS’s common stock that may be purchased pursuant to participant contributions and matching contributions under the ESPP on or after the effective date is 5,000,000 shares.

In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange, extraordinary dividend, or any change in the corporate structure affecting our common stock, such adjustment will be made to the number and kind of shares that may be purchased pursuant to the ESPP and the number and kind of shares held in each participant’s share account, as may be determined to be appropriate and equitable by the committee to prevent dilution or enlargement of rights.

Eligibility and Participation

Eligible employees generally include all employees of BKFS and any participating parent or subsidiary who are at least 18 years old and have completed 90 days of employment, as well as employees who were employed by an organization that is part of a corporate transaction if (1) such corporate transaction documents provide for such immediate eligibility or (2) the ESPP administrator so decides. Based on our current number of employees, it is estimated that approximately 3,200 employees would be eligible to participate in the ESPP.

Payroll Deductions

Participants may elect to contribute an amount between 3% and 15% of their base salary or base pay (or, for some employees, commission earnings up to $10,000 per month) into the ESPP through payroll deduction. If a participant also participates in an employee stock purchase plan offered by FNF or one of its subsidiaries, the participant’s contributions to all plans may not exceed 15% of their base pay. The amount of each employee’s contribution will be credited to his or her account. Participants may increase or decrease their rate of payroll deduction or suspend their participation in the ESPP at any time.

Matching Contributions

At the end of each calendar quarter, BKFS will make a matching contribution to the account of each participant who has been continuously employed by BKFS or a participating subsidiary for the preceding year. For most employees, matching contributions will be equal to one-third of the amount contributed by the employee during the quarter that is one year earlier than the quarter for which the matching contribution is made. For officers of BKFS and its participating subsidiaries and for employees who have completed at least ten consecutive years of employment with BKFS, the matching contribution is equal to one-half of the amount contributed by the employee during the quarter that is one year earlier than the quarter for which the matching contribution is made. For purposes of determining years of employment with BKFS, (1) years of employment with FNF and (2) years of employment with an organization that was part of a corporate transaction with BKFS if (i) such corporate transaction documents provided for such credit or (ii) the BKFS ESPP administrator so decides are counted as years of employment with BKFS. For purposes of this plan, the term officer means chief executive officer, president, executive vice president, senior vice president, vice president, or assistant vice president, as determined by the ESPP administrator. If approved by BKFS’s shareholders, this matching contribution feature will become effective as of the date of the annual meeting. If this matching contribution feature is not approved by FNF’s shareholders, the ESPP will remain effective but no matching contributions will be made.

Because matching contributions are not made until one year following an employee’s contributions, matching contributions for amounts contributed by the employee prior to July 20, 2015 will be used under the FNF ESPP to purchase FNF Group common stock. Matching contributions for amounts contributed by the employee on or after July 20, 2015 will be used under the ESPP to purchase BKFS common stock.

Purchase of Stock

As soon as administratively practicable following the close of each payroll period or, with respect to matching contributions, the quarter end (in each case, the purchase date), the amount credited to a participant’s account will be transferred to a broker and used to purchase shares of BKFS common stock on the open market. The purchase price of the shares is not discounted or subsidized by BKFS. On April 18, 2016, the closing sale price of a share of BKFS common stock was $30.16. Any balance remaining after the purchase will be carried forward and used to purchase additional shares of BKFS common stock as of the next purchase date.

Shares purchased by participants under the ESPP will be posted as soon as practicable after each purchase date to a share account established on behalf and in the name of each participant by the broker. Dividends on shares purchased and held in a participant’s share account will be credited to such participant’s share account and will be used to purchase additional shares of our common stock as of the next purchase date.

Certificates representing the shares purchased and held in a participant’s share account will be delivered to the participant upon his or her request. Alternatively, a participant may request the broker to sell on the participant’s behalf any or all of the shares of common stock held in his or her share account.

Termination of Employment

Upon a participant’s termination of employment, the participant will cease to be a participant in the ESPP. Any cash contributed to the ESPP for the participant which has not been used to purchase shares prior to such date of termination will be transferred to the participant’s share account. The broker will continue to maintain the participant’s share account on behalf of the participant; however, the participant’s share account will cease to be administered under or have any other affiliation with the ESPP. As of the date of the participant’s termination of employment, the participant will be required to pay for any and all expenses and costs related to his or her share account.

New Plan Benefits

Except as described below, the benefits or amounts that might be received by employees in the future under the ESPP are not determinable because the benefits depend upon, among other factors, the degree of participation by employees and the amount that each participating employee chooses to contribute. If the ESPP is approved by shareholders, the matching feature in the ESPP would apply to participant contributions made in calendar quarters ended September 30, 2015 (with the match occurring in October 2016), December 31, 2015 (with the match occurring in January 2017), and March 31, 2016 (with the match occurring in April 2017). The table below shows the aggregate amount of such matching contributions that would be made to the individuals and groups noted in the table, based on participant contributions that were made during the calendar quarters described in the preceding sentence (assuming each participating employee satisfies the employment requirements in the plan). We estimated the number of shares that could be purchased with the matching contributions based on the closing price of a share of our common stock on April 18, 2016, which was $30.16. The actual number of shares purchased would depend on the price of a share of our common stock on the date the shares are purchased. Additional future matching contributions for calendar quarters beginning on or after April 1, 2016 are not determinable at this time, since the amount of the matching contribution depends on the total contributions made by the participants during the relevant calendar quarter. We have assumed for purposes of the following information that all participating employees would remain employed through the date the match would be made and, thus, would be eligible to receive the match.

Plan Benefits Table

Name and Position	Dollar Value ($)(1)	Number of Shares (2)
William P. Foley, II Executive Chairman	15,252	506

Thomas J. Sanzone President and Chief Executive Officer	—	—

Kirk T. Larsen Executive Vice President and Chief Financial Officer	17,065	566

Anthony Orefice Executive Vice President and Chief Operating Officer	—	—

Michael L. Gravelle Executive Vice President, General Counsel and Corporate Secretary	7,356	244

All Current Executive Officers, as a Group	39,673	1,316

All Current Non-Employee Directors, as a Group	—	—

All Employees, Including All Current Officers who are not Executive Officers, as a Group	3,889,106	128,949

(1)	Represents the estimated amount of matching contributions that would be made under the ESPP with respect to the periods described in the prior paragraph.
(2)	Represents the estimated number of shares of our common stock that could be purchased on the open market with the matching contributions, based upon a closing price of $30.16 per share of our common stock on April 18, 2016.

Federal Income Tax Consequences

The following is a brief description of the principal federal income tax consequences relating to participation in the ESPP. This summary is based on our understanding of present federal income tax law and regulations. The summary does not purport to be complete or applicable to every specific situation.

Participant contributions to the ESPP will be made through payroll deductions on an after-tax basis. When a company matching contribution or other amount is credited to an account on a participant’s behalf, the participant will recognize ordinary income in an amount equal to the match and such additional credited amount. BKFS will be required to report and withhold income and employment taxes (and pay our share of employment taxes) with respect to the ordinary income recognized by the participant. We are entitled to a federal income tax deduction equal to the ordinary income recognized by the participant.

Upon the purchase of shares of our common stock under the ESPP, the participant will acquire a basis in the shares equal to the purchase price. Upon the participant’s subsequent sale or disposition of shares purchased under the ESPP, the participant will recognize gain if the amount realized exceeds the participant’s basis in the shares or loss if the amount realized is less than the participant’s basis. The gain or loss will be treated as long-term or short-term capital gain depending on whether the shares were held for more than one year. A participant will also be taxed on any dividends paid on shares purchased under the ESPP. Dividends paid in connection with such shares will be taxed as dividend income.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2015 about our common stock which may be issued under our equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	3,914,342	—	2,698,850	(1)

Total	3,914,342	—	2,698,850

(1)	In addition to being available for future issuance upon exercise of options and stock appreciation rights, under the Black Knight Financial Services, Inc. 2015 Omnibus Incentive Plan, or the omnibus plan, Class A shares may be issued in connection with awards of restricted stock, restricted stock units, performance shares, performance units or other stock-based awards. No Class B shares may be issued under the omnibus plan.

Vote and Recommendation of the Board of Directors

The BKFS Employee Stock Purchase Plan Proposal requires the affirmative vote of at least a majority of the shares of BKFS common stock present in person or represented by proxy and entitled to vote at the annual meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BLACK KNIGHT FINANCIAL SERVICES, INC. EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL NO. 4: ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and Rule 14a-21(b) promulgated thereunder, we are asking our shareholders to cast a non-binding advisory vote on whether future advisory votes to approve the compensation paid to our named executive officers (commonly referred to as a “say-on-pay vote”) should be held annually, biennially or triennially.

Our board believes that our shareholders should have the opportunity to vote on the compensation of our named executive officers annually. Our executive compensation program is designed to support long-term value creation. While we believe that many of our shareholders think that the effectiveness of such programs cannot be adequately evaluated on an annual basis, the board believes that at present it should receive advisory input from our shareholders each year. The board believes that allowing our shareholders to provide us with their input on our executive compensation philosophy, policies and practices as disclosed in our proxy statement every year is a good corporate governance practice that is consistent with holding the board of directors accountable to our shareholders and is in the best interests of our shareholders.

Shareholders may vote on their preferred voting frequency by selecting the option of One Year, Two Years, Three Years or Abstain on the proxy card when voting on this Proposal No. 4. Please note that when casting a vote on this proposal, shareholders will not be voting to approve or disapprove the board’s recommendation.

“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a shareholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the shareholder-approved frequency selection for the advisory vote on executive compensation. However, because this vote is advisory and not binding on the board or the Company, the board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option receiving the most votes cast by our shareholders.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR A FREQUENCY PERIOD OF “ANNUAL” (EVERY ONE YEAR) FOR FUTURE ADVISORY VOTES ON THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 5: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-21(a) promulgated thereunder, we are asking our shareholders to approve, in a non-binding advisory vote, the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K.

Our compensation committee believes it is important to reward our executives for strong performance in an industry with significant operational and regulatory challenges, and to incentivize them to continue to take actions to deliver strong results for our investors by expanding our client relationships, continuing to innovate our solutions set and pursuing new market opportunities. At the same time, our compensation committee believes it is important to disincentivize our executives from taking unnecessary risks.

As described in detail in our “Compensation Discussion and Analysis,” our Company takes a proactive approach to compensation governance. The compensation committee regularly reviews our compensation programs and makes adjustments that it believes are in the best interests of the Company and our investors. As part of this process, our compensation committee reviews compensation trends and considers current best practices, and makes changes in our compensation programs when the committee deems it appropriate, all with the goal of continually improving our approach to executive compensation. We are also committed to hearing and responding to the views of our shareholders. During the IPO and throughout the remainder of 2015, our officers met with investors on numerous occasions, both in group and one-on-one settings. The investors with whom we met in 2015 represented 23 of our top 110 shareholders, who collectively owned more than 75% of our shares as of December 31, 2015 (excluding shares owned by FNF and THL). At these meetings, our officers discuss a variety of topics, including our operational and stock performance, corporate governance and executive compensation matters. We reported and discussed these meetings with our board or applicable board committees, as appropriate.

We ask our shareholders to vote on the following resolution at the annual meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and Executive and Director Compensation section, the compensation tables and related narrative.”

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. Approval of this resolution requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote. However, as this is an advisory vote, the results will not be binding on the Company, the board or the compensation committee, and will not require us to take any action. The final decision on the compensation of our named executive officers remains with our compensation committee and the board, although the compensation committee and the board will consider the outcome of this vote when making compensation decisions.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

DIRECTORS AND EXECUTIVE OFFICERS

The number of our common shares beneficially owned by each individual or group is based upon information in documents filed by such person with the Securities and Exchange Commission, other publicly available information or information available to us. Percentage ownership in the following tables is based on 153,921,322 shares of voting common stock outstanding as of April 18, 2016, composed of 69,095,040 shares of Class A common stock and 84,826,282 shares of Class B common stock. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares of Class A common stock or Class B common stock beneficially owned by that shareholder. The number of shares beneficially owned by each shareholder is determined under rules issued by the Securities and Exchange Commission.

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding beneficial ownership of our Class A common stock and Class B common stock by each shareholder who is known by the Company to beneficially own 5% or more of such class. Percentages in the table reflect the percent of Class A or Class B common shares held by each shareholder.

Name	Title of Series(1)	Shares Beneficially Owned(2)		Percent of Total Class(3)
Fidelity National Financial, Inc.	Class A	—		—
601 Riverside Avenue, Jacksonville, FL 32204	Class B	83,309,940	(4)	98.2%

Goldman Sachs Asset Management	Class A	5,688,388		8.2%
200 West Street, New York, NY 10282	Class B	—

T. Rowe Price Associates, Inc.	Class A	4,874,064		7.1%
100 E. Pratt Street, Baltimore, MD 21202	Class B	—		—

THL Funds	Class A	39,308,240	(5)	56.9%
c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, MA 02110	Class B	1,516,342	(5)	1.8%

(1)	Subject to the terms of the LLC Agreement, shares of our Class B common stock (together with the corresponding number of Units of BKFS LLC) are exchangeable for our Class A common stock on a one-for-one basis.
(2)	Based on information publicly filed with the SEC as of December 31, 2015, with the exception of shares beneficially owned by FNF (which is based on information publicly filed with the SEC as of March 1, 2016).
(3)	Applicable percentages based on 69,095,040 shares of our Class A common stock and 84,826,282 shares of our Class B common stock outstanding as of April 18, 2016.
(4)	FNF’s beneficial ownership consists of no shares of Class A common stock and 83,309,940 shares of Class B common stock held directly by FNF’s direct wholly-owned subsidiary, Black Knight Holdings, Inc.
(5)	The THL Funds direct ownership consists of 10,942,187 shares of Class A common stock held by Thomas H. Lee Equity Fund VI, L.P., 7,409,467 shares of Class A common stock held by Thomas H. Lee Parallel Fund VI, L.P., 1,294,285 shares of Class A common stock held by Thomas H. Lee Parallel (DT) Fund VI, L.P., 11,080,958 shares of Class A common stock held by THL Equity Fund VI Investors (BKFS), L.P., 6,940,179 shares of Class A common stock held by THL Equity Fund VI Investors (BKFS) II, L.P., 1,166,417 shares of Class A common stock held by THL Equity Fund VI Investors (BKFS) III, L.P., 358,963 shares of Class A common stock held by THL Coinvestment Partners, L.P., 2,113 shares of Class A common stock held by THL Operating Partners, L.P., 56,935 shares of Class A common stock held by Great-West Investors LP, 56,736 shares of Class A common stock held by Putnam Investments Employees’ Securities Company III LLC, 1,458,021 shares of Class B common stock held by THL Equity Fund VI Investors (BKFS-LM), LLC and 58,321 shares of Class B common stock held by THL Equity Fund VI Investors (BKFS-NB), LLC.

Security Ownership of Management and Directors

The following table sets forth information regarding beneficial ownership of our Class A common stock and Class B common stock by:

•	each of our directors and nominees for director;

•	each of the named executive officers as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission; and

•	all of our executive officers and directors as a group.

Percentages in the table reflect the percent of our Class A and Class B common shares outstanding as of April 18, 2016. The mailing address of each director and executive officer shown in the table below is c/o Black Knight Financial Services, Inc., 601 Riverside Avenue, Jacksonville, Florida 32204.

Name	Title of Series(1)	Number of Shares of Class	Percent of Class(2)
William P. Foley, II	Class A	4,562,009	6.6%
	Class B	—	—
Michael L. Gravelle	Class A	109,124	*
	Class B	—	—
Thomas M. Hagerty(3)	Class A	39,312,659	56.9%
	Class B	1,516,342	1.8%
David K. Hunt	Class A	86,545	*
	Class B	—	—
Kirk T. Larsen	Class A	385,412	*
	Class B	—	—
Richard N. Massey	Class A	61,545	*
	Class B	—	—
Anthony Orefice	Class A	146,250	*
	Class B	—	—
Ganesh B. Rao(3)	Class A	39,312,659	56.9%
	Class B	1,516,342	1.8%
John D. Rood	Class A	57,720	*
	Class B	—	—
Thomas J. Sanzone	Class A	1,331,489	1.9%
	Class B	—	—
All directors and officers (10 persons)	Class A	46,057,172	66.7%
	Class B	1,516,342	1.8%

*	Represents less than 1% of our common stock.
(1)	Subject to the terms of the LLC Agreement, shares of our Class B common stock (together with the corresponding number of Units of BKFS LLC) are exchangeable for our Class A common stock on a one-for-one basis.
(2)	Applicable percentages based on 69,095,040 shares of our Class A common stock and 84,826,282 shares of our Class B common stock outstanding as of April 18, 2016.
(3)	Messrs. Hagerty and Rao are managing directors of THL. The total shares represented for Messrs. Hagerty and Rao include 39,308,240 shares of Class A common stock and 1,516,342 shares of Class B common stock held by affiliates of THL.

CERTAIN INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The executive officers of the Company as of the date of this proxy statement are set forth in the table below. Certain biographical information with respect to those executive officers who do not also serve as directors follows the table.

Name	Position with BKFS	Age
William P. Foley, II	Executive Chairman of the Board	71
Thomas J. Sanzone	President and Chief Executive Officer	55
Kirk T. Larsen	Executive Vice President and Chief Financial Officer	44
Anthony Orefice	Executive Vice President and Chief Operating Officer	55
Michael L. Gravelle	Executive Vice President, General Counsel and Corporate Secretary	54

Thomas J. Sanzone. Mr. Sanzone has served as our President and Chief Executive Officer since December 2014 and served as the Chief Executive Officer of BKFS LLC since January 2014. Mr. Sanzone has more than 25 years of experience in the financial services industry and has served as chief information officer and chief administration officer at some of the world’s largest global financial institutions. Prior to joining BKFS LLC, Mr. Sanzone was executive vice president at Booz Allen Hamilton from 2011 to 2013. Mr. Sanzone also served as chief administrative officer at Merrill Lynch from 2007 to 2009. Prior to Merrill Lynch, Mr. Sanzone served as Chief Information Officer and a member of the Executive Board at Credit Suisse, and in various roles at Citigroup and Salomon Brothers. Mr. Sanzone serves on the board of trustees of Hofstra University.

Kirk T. Larsen. Mr. Larsen has served as our Executive Vice President and Chief Financial Officer since December 2014 and served as the Chief Financial Officer of BKFS LLC since January 2014. Mr. Larsen also served as the Chief Financial Officer of ServiceLink from January 2014 to April 2015. Prior to joining BKFS LLC, Mr. Larsen served as the Corporate Executive Vice President, Finance and Treasurer of FIS from July 2013 until December 2013 and as Senior Vice President and Treasurer from October 2009 until July 2013. Mr. Larsen joined FIS with the acquisition of Metavante Technologies, Inc. He served as Treasurer and Vice President of Investor Relations of Metavante Corporation from February 2008 to October 2009 and as its Vice President, Financial Planning, Analysis and Investor Relations from August 2007 to February 2008. Prior to joining Metavante Corporation, Mr. Larsen was the Director, Investor Relations and Investments of Rockwell Automation, Inc. and held roles of increasing responsibility with Rockwell Automation, Inc. since 1999. Prior to joining Rockwell Automation, Inc. Mr. Larsen was an audit manager at Ernst & Young LLP.

Anthony Orefice. Mr. Orefice has served as our Chief Operating Officer since December 2014 and as Chief Operating Officer for BKFS LLC since January 2014. Prior to that, Mr. Orefice served as an associate partner at the technology consulting firm Booz Allen Hamilton from 2011 to 2013. Prior to that, Mr. Orefice served as Managing Director and Chief Operating Officer for Global Markets Technology at Bank of America Merrill Lynch, where he was responsible for Merrill Lynch’s Corporate Technology platform from 2007 to 2009; and as Managing Director and Global Head of Prime Finance Technology at Citigroup, where he joined as Director of Fixed Income Sales and Ecommerce Technology.

Michael L. Gravelle. Mr. Gravelle has served as the Executive Vice President, General Counsel and Corporate Secretary of BKFS since December 2014 and as the Executive Vice President, General Counsel and Corporate Secretary of BKFS LLC since January 2014. Mr. Gravelle has also served as Executive Vice President, General Counsel and Corporate Secretary of FNF since January 2010. Mr. Gravelle served in the capacity of Executive Vice President, Legal of FNF since May 2006 and Corporate Secretary of FNF since April 2008. Mr. Gravelle joined FNF in 2003, serving as Senior Vice President. Mr. Gravelle joined a subsidiary of FNF in 1993, where he served as Vice President, General Counsel and Secretary beginning in 1996 and as Senior Vice President, General Counsel and Corporate Secretary beginning in 2000. Mr. Gravelle also served as Executive Vice President, Chief Legal Officer and Corporate Secretary of FIS from January 2010 through January 2013, and Senior Vice President, General Counsel and Corporate Secretary of Remy International, Inc. from February 2013 through March 2015.

COMPENSATION DISCUSSION AND ANALYSIS AND EXECUTIVE AND

DIRECTOR COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis of compensation arrangements should be read with the compensation tables and related disclosures that follow. This discussion contains forward-looking statements that are based on our current plans and expectations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the programs summarized in this discussion. The following discussion may also contain statements regarding corporate performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

In this compensation discussion and analysis, we provide an overview of our approach to compensating our named executive officers in 2015, including the objectives of our compensation programs and the principles upon which our compensation programs and decisions are based. In 2015, our named executive officers were:

•	William P. Foley, II, Executive Chairman

•	Thomas J. Sanzone, President and Chief Executive Officer

•	Kirk T. Larsen, Executive Vice President and Chief Financial Officer

•	Anthony Orefice, Executive Vice President and Chief Operating Officer

•	Michael L. Gravelle, Executive Vice President, General Counsel and Corporate Secretary

Messrs. Foley and Gravelle also served in a similar capacity for each of FNF and ServiceLink in 2015 and Mr. Larsen served in a similar capacity for ServiceLink until April 23, 2015. The compensation committee of our board of directors met in joint sessions with the compensation committees of FNF and ServiceLink and approached all compensation-related decisions with respect to Mr. Foley and Mr. Gravelle for 2015 by considering, in the aggregate, Mr. Foley’s and Mr. Gravelle’s service to us, FNF and ServiceLink, and Mr. Larsen’s service to us and ServiceLink. The compensation information provided below, and the discussion and analysis thereof, relates only to the services that our named executive officers provided to us in 2015.

EXECUTIVE SUMMARY

Financial Highlights

2015 was a milestone year for Black Knight, as we successfully completed our IPO, refinanced our debt, continued to execute on our strategic initiatives and delivered strong operating results.

On May 26, 2015, we completed our IPO of 20,700,000 shares of our Class A common stock. Demand for the offering was very strong, resulting in an increase in the size of the offering at a price of $24.50 per share, near the top end of the initial filing range of $22.00 to $25.00. In connection with the IPO, we also completed a comprehensive refinancing that has significantly reduced our borrowing costs and increased our financial flexibility.

In 2015, we generated approximately $930.7 million in total revenue (representing growth of approximately 9% over 2014 revenue), driven by strong growth across Origination Technology and Data and Analytics supported by solid growth in our market-leading Servicing Technology.

Reflecting the strong financial operating results and strength of our business model, our shares have traded very favorably in what ended up to be a difficult broader market driven by strained macro-economic conditions. The closing price of our stock on December 31, 2015 was $33.06, an increase of 35% compared to the IPO price and 22% above the closing price on May 20, 2015, our first day of trading as a public company. These results compare to a total return of (2.6)% for the S&P 500 and 2.6% for the S&P North American Technology Sector Index for the period from May 20, 2015 to December 31, 2015.

In 2015, we delivered strong operating results, generating approximately $930.7 million in total revenues in 2015 (a 9.2% increase from 2014), and approximately $95.8 million in pre-tax earnings from continuing operations in 2015 (a 185.8% increase from 2014).

(1)	Total shareholder return is based on stock price changes from our first day of trading as a public company, May 20, 2015, through our fiscal year-end on December 31, 2015. Pre-tax earnings from continuing operations is earnings before income taxes, and before noncontrolling interests and excluding earnings from discontinued operations, as reported in our annual financial statements for the fiscal year ended December 31, 2015.

Our Compensation Programs are Driven by Our Business Objectives

Our compensation committee believes it is important to reward our executives for strong performance in an industry with significant operational and regulatory challenges, and to incentivize them to continue to take actions to deliver strong results for our investors by expanding our client relationships, continuing to innovate our solutions set and pursuing new market opportunities. At the same time, our compensation committee believes it is important to disincentivize our executives from taking unnecessary risks. The compensation committee believes that our compensation programs are structured to foster these goals.

We believe that our executive compensation programs are structured in a manner to support our Company and to achieve our business objectives. For 2015, our executive compensation approach was designed with the following goals:

•	Sound Program Design. We designed our compensation programs to fit with our Company, our strategy and our culture. There are many facets and considerations that enter into this equation, some of which are discussed below in “—Compensation Best Practices.” Consequently, we aim to deliver a sound compensation program, reflecting a comprehensive set of data points and supporting our success.

•	Pay for Performance. We designed our compensation programs so that a substantial majority of our executives’ compensation is tied to our performance. We used pre-defined performance goals for our cash-based Black Knight Financial Services, LLC Incentive Plan, or the Annual Incentive Plan, to make pay-for-performance the key driver of the cash compensation levels paid to our named executive officers. For 2015, the corporate performance measures for our Annual Incentive Plan included adjusted revenue growth and adjusted EBITDA margin. These performance measures are key components in the way we and our investors view our operating success and are highly transparent and objectively determinable. We also paid one-time cash awards to Messrs. Sanzone, Larsen and Gravelle in recognition of their significant contributions to the completion of our highly successful IPO and debt refinancing.

•	Competitiveness. Total compensation is intended to be competitive in order to attract, motivate and retain highly qualified and effective executives who can build shareholder value over the long term. The level of pay our compensation committee sets for each named executive officer is influenced by the executive’s leadership abilities, scope of responsibilities, experience, effectiveness and individual performance achievements.

•	Incentive Pay Balance. We believe the portion of total compensation contingent on performance should increase with an executive’s level of responsibility. Annual and long-term incentive compensation opportunities should reward the appropriate balance of short- and long-term financial and strategic business results. Long-term incentive compensation opportunities should significantly outweigh short-term cash-based opportunities. Annual objectives should be compatible with sustainable long-term performance.

•	Investor Alignment and Risk Assumption. We place a strong emphasis on delivering long-term results for our investors and clients and discourage excessive risk-taking by our executive officers.

We believe it is important to deliver strong results for our investors and clients, and we believe our practice of linking compensation with corporate performance will help us to accomplish that goal.

Compensation Best Practices

Our Company takes a proactive approach to compensation governance. The compensation committee regularly reviews our compensation programs and makes adjustments that it believes are in the best interests of the Company and our investors. As part of this process, our compensation committee reviews compensation trends and considers current best practices, and makes changes in our compensation programs when the committee deems it appropriate, all with the goal of continually improving our approach to executive compensation. We are also committed to hearing and responding to the views of our shareholders. During the IPO and throughout the remainder of 2015, our officers met with investors on numerous occasions, both in group and one-on-one settings. The investors with whom we met in 2015 represented 23 of our top 110 shareholders, who collectively owned more than 75% of our shares as of December 31, 2015 (excluding shares owned by FNF and THL). At these meetings, our officers discuss a variety of topics, including our operational and stock performance, corporate governance and executive compensation matters. We report and discuss these meetings with our board or applicable board committees, as appropriate. Notable best practices that we have adopted include the following:

•	We set a high ratio of performance-based compensation to total compensation, and a low ratio of non-performance-based compensation, including fixed benefits, perquisites and salary, to total compensation.

•	The number and amount of perquisites provided to our named executive officers are minimal.

•	We do not provide income tax reimbursements on executive perquisites or other payments.

•	We have a policy to clawback any overpayments of incentive-based or equity-based compensation that were attributable to restated financial results.

•	Our compensation committee sets maximum levels of awards payable under our Annual Incentive Plan, and our equity incentive plan has a limited award pool.

•	We do not permit the re-pricing of stock options or any equivalent form of equity incentive.

•	Our long-term equity incentive awards utilize a vesting schedule of at least three years.

•	We use a performance-based vesting provision in restricted stock grants to our officers, including our named executive officers;

•	Our named executive officers’ employment agreements do not contain multi-year guarantees for salary increases, non-performance-based bonuses or guaranteed equity compensation.

•	Employment agreements do not allow tax gross-ups for compensation paid due to a change of control and do not contain single trigger severance payment arrangements related to a change of control.

•	We have separated the positions of Chief Executive Officer and Executive Chairman.

•	Our compensation committee uses an independent compensation consultant who reports solely to the compensation committee and does not provide separate services to management.

OVERVIEW OF OUR COMPENSATION PROGRAMS

Principal Components of Compensation

We link a significant portion of each named executive officer’s total annual compensation to performance goals that are intended to deliver measurable results. Executives are generally rewarded only when and if the pre-established performance goals are met or exceeded. We also believe that material ownership stakes for executives assists in aligning executives’ interests with those of shareholders and strongly motivates executives to build long-term value. We structure our compensation programs to assist in creating this link.

The following chart illustrates the principal elements of our named executive officer compensation program in 2015:

Fixed Compensation	Short-Term Incentives		Benefits
Base Salary	Annual Cash Incentive	IPO Cash Award
Fixed cash component with annual merit increase opportunity based on individual performance results.	Annual cash award for profitability, growth and operating strength during the year.	One-time cash award to certain executives who made significant contributions to the successful closing of our IPO and debt refinancing.	FNF 401(k) plan; FNF and BKFS employee stock purchase plans; FNF deferred compensation plan (Mr. Gravelle only); and limited perquisites.

Link To Performance	Link To Performance	Link To Performance
Individual performance	Adjusted Revenue Growth and Adjusted EBITDA Margin	A successful IPO and debt refinancing

The principal components of our executive compensation program for 2015 were base salaries and annual cash incentives, which included cash awards under our Annual Incentive Plan. In 2015, our compensation committee placed heavy emphasis on the at-risk, performance-based component of performance-based cash incentives. The compensation committee determined the appropriate value of each component of compensation after considering each executive’s level of responsibility, the individual skills, experience and potential contribution of each executive, and the ability of each executive to impact Company-wide performance and create long-term value. As shown in the table below, more than 69% of total compensation was based on performance-based incentives. Benefits comprised less than 2% of total compensation.

The compensation committee believes a significant portion of an executive officer’s compensation should be allocated to compensation that effectively aligns the interests of our executives with the long-term interests of our investors. In particular, with respect to Messrs. Foley and Sanzone, our compensation committee considered the critical role they play in our organization, especially with respect to achieving our strategic goals and long-term growth and success, and the paramount importance of retaining their services and continued focus and dedication. The structure and terms of the compensation provided to Messrs. Foley and Sanzone is also reflective of the role they play within our organization, with the substantial majority being performance-based contingent upon achievement of specified performance objectives.

Allocation of Total Compensation for 2015

The following tables show the allocation of 2015 total compensation for our named executive officers, as reported in the Summary Compensation Table below, among the various components. The compensation committee believed this allocation to be appropriate after consideration of the factors described above.

Name	Salary	IPO Award	Performance- Based Restricted Stock	Annual Cash Incentive	Benefits & Other Compensation	Total Compensation	Performance- Based Compensation(1)
Thomas J. Sanzone	21.2%	16.3%	0.0%	61.9%	0.6%	100.0%	78.2%
Kirk T. Larsen	28.9%	27.5%	0.0%	42.1%	1.5%	100.0%	69.6%
Anthony Orefice	13.7%	0.0%	65.8%	20.3%	0.2%	100.0%	86.1%
William P. Foley, II	18.6%	0.0%	0.0%	80.5%	0.9%	100.0%	80.5%
Michael L. Gravelle	13.1%	66.2%	0.0%	19.1%	1.6%	100.0%	85.3%

(1)	Calculated from Total Compensation, less the amounts included in “Salary” and “Benefits and Other Compensation.”

Analysis of Compensation Components

Note that the financial measures used as performance targets for our named executive officers described in this discussion are non-GAAP measures and differ from the comparable GAAP measures reported in our financial statements. We explain how we use these non-GAAP measures in our discussions about incentives below.

Base Salary

Base salaries reflect the fixed component of the compensation for an executive officer’s ongoing contribution to the operating performance of his or her area of responsibility. We provide Messrs. Foley, Sanzone, Larsen, Orefice and Gravelle with base salaries that are intended to provide them with a level of assured, regularly paid cash compensation that is competitive and reasonable. On April 23, 2015, Mr. Larsen’s base salary was increased from $217,500 to $435,000 per year in connection with his resignation from ServiceLink to devote his full time and attention to us. On April 1, 2015, Mr. Orefice’s base salary was increased from $400,000 to $425,000 in consideration of his role and responsibilities. Our compensation committee reviews salary levels annually as part of our performance review process, as well as in the event of promotions or other changes in our named executive officers’ positions or responsibilities. When establishing base salary levels, our compensation committee considers the peer compensation data provided by our compensation consultant, Strategic Compensation Group, or SCG, as well as a number of qualitative factors, including the named executive officer’s experience, knowledge, skills, level of responsibility and performance.

Annual Performance-Based Cash Incentive

In 2015, we awarded annual cash incentive opportunities to each of Messrs. Foley, Sanzone, Larsen, Orefice and Gravelle under our Annual Incentive Plan. We use the Annual Incentive Plan to provide a form of at-risk, performance-based pay that is focused on achievement of critical, objectively measureable, financial objectives. The 2015 annual cash incentives were conditioned upon the achievement of pre-defined financial objectives for fiscal year 2015, which were determined by our compensation committee. The payout formula under our incentive plans are based on objective (and not subjective) criteria, except with regard to negative discretion, where the compensation committee has the authority to reduce (but not increase) an executive’s incentive. The performance measures used under our incentive plans are formulaic, established by the compensation committee in writing not later than 90 days into the applicable performance period, and, as applicable, payment amounts are determined based on the audited and reported financial results.

Our annual cash incentives play an important role in our approach to total compensation. They motivate participants to work hard and proficiently toward improving our operating performance for a fiscal year, and require that we achieve defined annual financial performance goals before participants become eligible for an incentive payout. We believe that achieving our financial objectives is important to executing our business strategy, strengthening our services and solutions, improving client satisfaction and gaining new clients and delivering long-term value to our shareholders. In addition, the cash incentive program helps to attract and retain a highly qualified workforce and to maintain a market competitive compensation program.

In the first quarter of 2015, our compensation committee approved the 2015 fiscal year financial performance objectives and a target incentive opportunity for our executive officers as well as the potential incentive opportunity range for maximum and threshold performance. No annual incentive payments are payable to an executive officer if the pre-established, minimum performance levels are not met, and payments are capped at the maximum performance payout level. Award targets under the Annual Incentive Plan were established by our compensation committee as described above for our executive officers as a percentage of each individual’s base salary.

The amount of the annual incentives actually paid depends on the level of achievement of the pre-established goals as follows:

•	If threshold performance is not achieved, no incentive will be paid.

•	If threshold performance is achieved, the incentive payout will equal 50% of the executive officer’s target incentive opportunity.

•	If target performance is achieved, the incentive payout will equal 100% of the executive officer’s target incentive opportunity.

•	If maximum performance is achieved, the incentive payout will equal 200% of the executive officer’s target incentive opportunity, except for Mr. Foley, whose maximum incentive payout is equal to 300% of his target incentive opportunity.

•	Between these levels, the payout is prorated.

Threshold performance levels were established to challenge our executive officers. Maximum performance levels were established to limit annual incentive awards so as to avoid excessive compensation while encouraging executives to reach for performance beyond the target levels. An important tenet of our pay for performance philosophy is to utilize our compensation programs to motivate our executives to achieve performance levels that reach beyond what is expected of us as a Company.

Target performance levels are intended to be difficult to achieve, but not unrealistic. The performance targets were based on discussions between management and our compensation committee. In setting 2015 performance metrics, our compensation committee considered the absolute performance with additional consideration given to prior year performance and the 2015 business plan.

The 2015 performance metrics were adjusted revenue growth and adjusted EBITDA margin, weighted 40% and 60%, respectively. We replaced adjusted revenue with adjusted revenue growth and adjusted EBITDA with adjusted EBITDA margin to provide a stronger focus on growth, new customers, retention, efficiencies and operating results. These performance metrics are among the most important measures in evaluating the financial performance of our business, and they can have a significant effect on long-term value creation and the investing community’s expectations. In the following table, we explain how we calculate the performance measures and why we use them.

Performance Measure	Weight	How Calculated	Reason for Use
Adjusted Revenue Growth	40%	Based on comparing the GAAP revenue reported in the annual financial statements of BKFS, adjusted for the effect of acquisitions, divestitures, purchase accounting and other unusual items for 2015 to adjusted revenue for 2014. In determining adjusted revenue for 2014, Property Insight is included for the full year in accordance with GAAP.	Adjusted revenue is an important measure of our growth, our ability to satisfy our clients and gain new clients and the effectiveness of our services and solutions. Adjusted revenue is widely followed by our investors.

Adjusted EBITDA Margin	60%	GAAP operating income of BKFS, excluding depreciation and amortization from continuing operations, adjusted for certain other revenue and expense items divided by adjusted revenue.	Adjusted EBITDA margin reflects our operating strength and efficiency. It also reflects our ability to convert revenue into operating profits for shareholders. Adjusted EBITDA margin is a common basis for enterprise valuation by investment analysts and is widely followed by our investors.

Set forth below are the relative percentage weights of the 2015 performance metrics, the threshold, target and maximum performance levels for each performance metric and 2015 performance results. For information on the ranges of possible payments under our Annual Incentive Plan, see “—Grants of Plan-Based Awards” under the column “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards.”

Performance Metric	Weight	Threshold	Target	Maximum	Performance Result	Payout Factor
Adjusted Revenue Growth	40%	4%	6%	8%	8.7%	200%
Adjusted EBITDA Margin	60%	42%	44%	46%	44.2%	110%

For 2015, we assigned a relative percentage weight of 40% to the adjusted revenue growth performance metric and 60% to the adjusted EBITDA margin performance metric. The percentage weight of each performance metric equates to the maximum percentage of incentive awards payable upon achieving the threshold, target or maximum performance level determined for such performance metric. The relative percentage weights for the performance metrics sum to 100%, and therefore 100% of the annual incentive awards would potentially be payable if target performance levels were achieved for both of the 2015 performance metrics.

The table below shows each named executive officer’s 2015 target incentive opportunity and the amounts actually paid under the Annual Incentive Plan.

Name	2015 Base Salary	2015 Annual Incentive Target	2015 Incentive Pay Target	Actual Performance Multiplier	2015 Total Incentive Earned
Thomas J. Sanzone	$650,000	200%	$1,300,000	146%	$1,898,000
Kirk T. Larsen*	$367,664	100%	$367,664	146%	$536,790
Anthony Orefice	$425,000	100%	$425,000	146%	$620,500
William P. Foley, II	$212,500	225%	$478,125	192%	$918,000
Michael L. Gravelle	$148,000	100%	$148,000	146%	$216,080

*	For purposes of calculating Mr. Larsen’s 2015 incentive, we used a prorated 2015 base salary that takes into account his service for us and for ServiceLink.

Our compensation committee’s determinations are not formulaic; rather, our compensation committee exercises its discretion to make compensation decisions based on many factors. For instance, with respect to Messrs. Foley and Sanzone, our compensation committee considered, as it did when structuring all of their compensation arrangements, the material role they play in our organization and the importance of retaining their services and continued focus and dedication. Our compensation committee recognizes Mr. Foley’s and Mr. Sanzone’s knowledge of, and history and experience in, our industry and our organization, and the key role they have played, and continue to play, in developing and implementing our short-term and long-term business strategies. The relative size of Mr. Foley’s and Mr. Sanzone’s incentives is reflective of our compensation committee’s subjective assessment of the value they add to our organization and its success. The structure and terms of the compensation provided to Mr. Foley and Mr. Sanzone is also reflective of the role they play within our organization, with the majority being performance-based. We believe that the cost of these incentives is outweighed by the immediate and long-term benefits we and our shareholders stand to gain by having Messrs. Foley and Sanzone dedicated, focused and materially aligned financially with our success.

We may recoup all or a portion of any bonus paid under our clawback policy if, after payment, there is a finding of fraud, a restatement of financial results or errors or omissions that our compensation committee determines negatively affects or calls into question the business results on which the bonus was based.

As noted above, the financial measures described in this discussion differ from the comparable GAAP measures reported in our audited consolidated financial statements. The measures are adjusted to exclude the effect of certain non-recurring and other items.

Special Strategic Objective One-Time Cash Award

As discussed above, demand for our IPO was very strong, resulting in an increase in the size of the offering at a price of $24.50 per share, near the top end of the initial filing range of $22.00 to $25.00. In connection with the IPO, we also completed a comprehensive refinancing that has significantly reduced our borrowing costs and increased our financial flexibility. In light of this highly successful IPO and debt refinancing, we also paid one-time cash awards to Messrs. Sanzone, Larsen and Gravelle in recognition of their significant contributions toward the success of the IPO and our debt refinancing. The IPO and debt refinancing were two very important strategic objectives for BKFS. The executives who were awarded these special one-time awards were critical to the success of the IPO and debt refinancing, and worked an immense amount of hours to accomplish a successful result.

Long-Term Equity Incentives

BKFS Grant Unit Awards Conversion

In 2014, the BKFS LLC compensation committee granted profits interest awards in the form of restricted Class B units in BKFS LLC. The units entitled their holders to a pro rata share in the profits and losses of, and distributions from, the company, but only following such time as a specified equity threshold, or hurdle amount, had been achieved. The hurdle amount was equal to the value of the company on the date the awards were granted. Thus, similar to a stock option, the awards only had value to the extent the equity value of BKFS LLC increased after issuance. The profits interests vested over a period of three years, with 50% vesting on the second anniversary of grant and the remaining 50% vesting on the third anniversary of grant, subject to the continued service of the award holder. In connection with our IPO, these outstanding profits interests were converted into shares of BKFS Class A common stock based on the value of BKFS LLC above the specified hurdle amount (the Profits Interest Conversion Awards). Except for the shares issued to members of our board of directors, which were vested at conversion, the shares of Class A common stock issued in connection with the conversion have the same vesting schedules as the profits interest awards. The conversion did not result in any additional compensation to the named executive officers.

Performance-Based BKFS Restricted Stock

In December 2015, we used our Omnibus Incentive Plan to grant long-term incentive awards to our four division presidents and to Mr. Orefice in the form of performance-based restricted stock. These restricted stock awards were made in consideration of their operating divisions’ exceptional performance since the acquisition of LPS in January 2014, which expedited our successful IPO. No other equity incentive awards in BKFS were awarded to our named executive officers in 2015. In the first quarter of 2016, we granted performance-based restricted stock awards to our named executive officers other than Mr. Orefice. We anticipate making annual equity grants to all of our named executive officers and other key employees in the first quarter of each year going forward.

Mr. Orefice’s 2015 restricted stock award vests over three years, provided we achieve a performance target of Adjusted EBITDA of $413 million for the period of January 1, 2016 to December 31, 2016. We selected Adjusted EBITDA because it is one of the most important measures in evaluating our operating strength and efficiency. It also reflects our ability to convert revenue into operating profits for shareholders. It is a key measure used by investors and has a significant effect on our long-term stock price. If the performance target is not met, then none of the shares will vest and the award will be forfeited.

Adjusted EBITDA is calculated as the GAAP operating income of BKFS, excluding depreciation and amortization from continuing operations, adjusted for certain other revenue and expense items. Credit is provided for dividends paid on unvested shares, but payment of those dividends is subject to the same vesting requirements as the underlying shares—in other words, if the underlying shares do not vest, the dividends are forfeited. We have not paid any cash dividends to date and have no current plans to pay any cash dividends for the foreseeable future.

We may recoup all or a portion of any long-term equity incentives paid under our clawback policy if, after payment, there is a finding of fraud, a restatement of financial results or errors or omissions that our compensation committee determines negatively affects or calls into question the business results on which the bonus was based.

Benefit Plans

We provide retirement and other benefits to our U.S. employees under a number of compensation and benefit plans. Our named executive officers generally participate in the same compensation and benefit plans as our other executives and employees. In addition, our named executive officers are eligible to participate in broad-based health and welfare plans. We do not offer pensions or supplemental executive retirement plans for our named executive officers.

401(k) Plan. FNF sponsors a defined contribution savings plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code, which all of our employees in the United States, including our named executive officers, are eligible to participate in. The plan contains a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code. Participating employees may contribute up to 40% of their eligible compensation, but not more than statutory limits, generally $18,000 in 2015. We made matching contributions for the benefit of our named executive officers in 2015 of $20,449.

A participant may receive the value of his or her vested account balance upon termination of employment. A participant is always 100% vested in his or her voluntary contributions. Vesting in matching contributions, if any, occurs proportionally each year over three years based on continued employment with us.

ESPP. From January 1, 2015 through July 19, 2015, our employees, including our named executive officers, had the opportunity to participate in FNF’s Employee Stock Purchase Plan, or FNF ESPP, a program through which our executives and employees were able to purchase shares of FNF Group common stock through payroll deductions and through matching employer contributions. Participants could elect to contribute between 3% and 15% of their salary into the FNF ESPP through payroll deduction. At the end of each calendar quarter, FNF made a matching contribution to the account of each participant who has been continuously employed by us or a participating subsidiary for the last four calendar quarters. For most employees, matching contributions are equal to 1/3 of the amount contributed during the quarter that is one year earlier than the quarter in which the matching contribution is made. For certain officers, including our named executive officers, and for employees who have completed at least 10 consecutive years of employment with us, the matching contribution is 1/2 of such amount. In 2015, the matching contributions, together with the employee deferrals, were used to purchase shares of FNF common stock on the open market.

Beginning July 20, 2015, our employees, including our named executive officers, became eligible to participate in our Black Knight Financial Services, Inc. Employee Stock Purchase Plan, or BKFS ESPP. At that time, our employees’ participation in the FNF ESPP terminated other than Messrs. Foley and Gravelle, who are also employees of FNF. The terms of the BKFS ESPP are substantially similar to the terms of the FNF ESPP, except that participant contributions and our matching contributions will be used to purchase our common stock rather than FNF common stock. Additionally, because of New York Stock Exchange listing rules relating to equity incentive plans, matching contributions will only be made under the BKFS ESPP if our shareholders approve of the BKFS ESPP at this year’s annual meeting.

Because matching contributions are not made until one year following an employee’s contributions, matching contributions for employee contributions made prior to July 20, 2015 will be made under the FNF ESPP to purchase FNF Group common stock. Matching contributions for employee contributions made on or after July 20, 2015 will be made under the BKFS ESPP to purchase our common stock, provided our shareholders approve the BKFS ESPP at this year’s annual meeting.

Deferred Compensation Plan. In 2015, we did not provide Messrs. Sanzone, Larsen and Orefice, as dedicated BKFS employees, with the opportunity to defer receipt of their compensation under a nonqualified deferred compensation plan. Mr. Gravelle elected to defer 2015 compensation under an FNF deferred compensation plan, a portion of which was allocated to us. Mr. Foley elected to not participate in the plan. A description of FNF’s deferred compensation plan and Mr. Gravelle’s interests under the plan can be found in the Nonqualified Deferred Compensation Table and accompanying narrative. See “—Nonqualified Deferred Compensation.”

Health and Welfare Benefits. We sponsor various broad-based health and welfare benefit plans for our employees. We provide all our employees, including our named executive officers, with basic life insurance and the option for additional life insurance. The taxable portion of the premiums on this additional life insurance for our named executive officers is reflected below under “—Summary Compensation Table” under the column “All Other Compensation” and related footnote.

Other Benefits. We provide few perquisites to our executives. In general, the perquisites provided are intended to help our executives be more productive and efficient and to protect us and the executive from certain business risks and potential threats. In 2015, certain of our named executive officers received personal use of the corporate aircraft. The compensation committee regularly reviews the perquisites provided to our executive officers. Further detail regarding executive perquisites in 2015 can be found in the “—Summary Compensation Table” under the column “All Other Compensation” and the related footnote.

Employment Agreements and Post-Termination Compensation and Benefits

We have entered into employment agreements with our named executive officers. These agreements provide us and the executives with certain rights and obligations following a termination of employment, and in some instances, following a change of control. We believe these agreements are necessary to protect our legitimate business interests, as well as to protect the executives in the event of certain termination events. For a discussion of the material terms of the agreement, see the narrative following “—Grants of Plan-Based Awards” and “—Potential Parachute Payments Upon Termination or Change in Control.”

ROLE OF COMPENSATION COMMITTEE, COMPENSATION CONSULTANT AND EXECUTIVE OFFICERS

Our compensation committee is responsible for reviewing, approving and monitoring all compensation programs for our named executive officers. Our compensation committee is also responsible for administering our annual cash incentives under our Annual Incentive Plan, our Omnibus Incentive Plan and approving individual grants and awards under those plans for our executive officers.

Our compensation committee engaged SCG, an independent compensation consultant, to conduct an annual review of our compensation programs for our named executive officers and other key executives and our board of directors. SCG was selected, and its fees and terms of engagement were approved, by our compensation committee. SCG reported directly to the compensation committee, received compensation only for services related to executive compensation issues and neither it nor any affiliated company provided any other services to us. In February 2015, the compensation committee reviewed the independence of SCG in accordance with the rules of the NYSE regarding the independence of consultants to the compensation committee, and affirmed the consultant’s independence.

Our Executive Chairman, Mr. Foley, participated in the 2015 executive compensation process by making recommendations with respect to equity-based incentive compensation awards. Our President and Chief Executive Officer, Mr. Sanzone, made recommendations with respect to his direct reports. In addition, Mr. Gravelle, our Executive Vice President, General Counsel and Corporate Secretary, coordinated with our compensation committee members and the consultant in preparing the committee’s meeting agendas and, at the direction of the committee, assisted SCG in gathering our financial information and information on our executives’ existing compensation arrangements for inclusion in SCG’s reports to our compensation committee. Our executive officers do not make recommendations to our compensation committee with respect to their own compensation.

While our compensation committee carefully considers the information provided by, and the recommendations of, SCG and the individuals who participate in the compensation process, our compensation committee retains complete discretion to accept, reject or modify any compensation recommendations.

Establishing Executive Compensation Levels

We operate in a highly competitive industry and compete with our peers and competitors to attract and retain highly skilled executives within that industry. To attract and retain talented executives with the leadership abilities and skills necessary for building long-term value, motivate our executives to perform at a high level and reward outstanding achievement, our executives’ compensation levels are set at levels that our compensation committee believes to be competitive in our market.

In 2015, Messrs. Foley’s, Sanzone’s and Gravelle’s base salaries and all of our named executive officers’ annual cash incentive target payout levels were set in accordance with the terms of their employment agreements. As mentioned above, Mr. Orefice’s base salary was set at $425,000 in consideration of his role and responsibilities, and Mr. Larsen’s was increased from $217,500 to $435,000 following his resignation from ServiceLink on April 23, 2015 to devote his full time and attention to us. The employment agreements were negotiated documents between each executive and the Company, and are described further under “—Employment Agreements” below.

When determining the value of the various compensation components that each of our named executive officers would receive, our compensation committee considered a number of important qualitative and quantitative factors including:

•	the executive officer’s experience, knowledge, skills, level of responsibility and potential to influence our Company’s performance;

•	the business environment and our business objectives and strategy;

•	the executive’s ability to impact the Company’s achievement of the goals for which the compensation program was designed, including achieving the Company’s long-term financial goals and increasing shareholder value; and

•	other corporate governance and regulatory factors related to executive compensation, including discouraging our named executive officers from taking unnecessary risks.

Our compensation decisions are not formulaic, and the members of our compensation committee did not assign precise weights to the factors listed above. Our compensation committee utilized their individual and collective business judgment to review, assess and approve compensation for our named executive officers.

To assist our compensation committee, SCG conducts marketplace reviews of the compensation we pay to our executive officers. It gathers marketplace compensation data on total compensation, which consists of annual salary, annual incentives, long-term incentives, executive benefits, executive ownership levels, overhang and dilution from our Omnibus Incentive Plan, compensation levels as a percent of revenue, pay mix and other key statistics. This data is collected and analyzed twice during the year, once in the first quarter and again in the fourth quarter. The marketplace compensation data provides a point of reference for our compensation committee, but our compensation committee ultimately makes subjective compensation decisions based on all of the factors described above.

For 2015, SCG used two marketplace data sources: (1) general industry companies with revenues between $700 million and $1.5 billion and (2) compensation information for a group of companies, or the BKFS peer group. The BKFS peer group was based on a revenue range of 1/2 to 2 times the projected 2015 revenue for BKFS (which at the time was estimated to be about $1 billion), industry focus, nature and complexity of operations, and because they compete with us for business and/or executive talent.

In addition to the compensation surveys, SCG gathers compensation practices data from independent sources. That data is helpful to the compensation committee when reviewing the executive compensation practices used by BKFS.

The 2015 BKFS peer group consisted of:

Broadridge Financial*	Informatica Corp.
Corelogic, Inc.*	MSCI, Inc.
Equifax, Inc.*	Solera Holdings, Inc.
Euronet Worldwide	SS&C Technologies
Fair Isaac Corp.	Total System Services*
Fleetcor	Vantiv, Inc.*
Heartland Payment*	Verint Systems, Inc.
Jack Henry & Associates, Inc.	Verisk Analytics, Inc.
IHS, Inc.	Wex, Inc.

*	The companies indicated by an asterisk were also included in the peer group used by Pricewaterhouse Coopers, LLP, or PwC, in 2014 in analyzing Mr. Foley’s, Mr. Sanzone’s and Mr. Larsen’s overall compensation levels relative to the peer group of LPS, our predecessor company.

The revenue range of these companies at that time was between $500 million and $2 billion, with median revenue of $1.27 billion. This compares to our 2015 revenue estimate at that time of about $1 billion.

We primarily focused on the 50th to 75th percentiles of the data when considering what our named executive officers’ 2015 target total compensation levels should be.

The marketplace compensation information in this discussion is not deemed filed or a part of this compensation discussion and analysis for certification purposes.

Our Named Executive Officers Have Significant Ownership Stakes

Our named executive officers and our board of directors maintain significant long-term investments in our Company. Collectively, as reported in the table “Security Ownership of Management and Directors,” they beneficially own an aggregate of 6,748,932 shares of our Class A common stock (excluding shares owned by THL), which in total is equal to 4.4% of our shares entitled to vote. The fact that our executives and directors hold such a large investment in our shares is part of our Company culture and our compensation philosophy. Management’s sizable investment in our shares aligns their economic interests directly with the interests of our shareholders, and their wealth will rise and fall as our share price rises and falls. This promotes teamwork among our management team and strengthens the team’s focus on achieving long-term results and increasing shareholder return.

We have formal stock ownership guidelines for all corporate officers, including our named executive officers and members of our board of directors. The guidelines were established to encourage such individuals to hold a multiple of their base salary (or annual retainer) in our common stock and, thereby, align a significant portion of their own economic interests with those of our shareholders.

The guidelines call for the executive to reach the ownership multiple within four years. Shares of restricted stock and gain on stock options count toward meeting the guidelines. The guidelines, including those applicable to non-employee directors, are as follows:

Position	Minimum Aggregate Value
Chairman and Chief Executive Officer	7 x base salary
Other Officers	2 x base salary
Members of the Board	5 x annual cash retainer

Each of our named executive officers and non-employee directors met these stock ownership guidelines as of December 31, 2015. The ownership levels are shown in the “Security Ownership of Management and Directors” table above.

CLAWBACK POLICY

In July 2015, our compensation committee adopted a policy to recover any incentive-based compensation from our executive officers if we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements, and the incentive-based compensation paid during the preceding three-year period would have been lower had the compensation been based on the restated financial results. No clawbacks were made in 2015.

TAX AND ACCOUNTING CONSIDERATIONS

Our compensation committee considers the effect of tax and accounting treatments when determining executive compensation.

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount that can be deducted in any one year for compensation paid to certain executive officers. There is, however, an exception for certain performance-based compensation. Our compensation committee takes the deduction limitation under Section 162(m) into account when structuring and approving awards under our plans. However, our compensation committee may approve compensation that will not meet these requirements.

Our compensation committee also considers the accounting effect when structuring and approving awards. We account for share-based payments, including long-term incentive grants, in accordance with Accounting Standards Codification (ASC) Topic 718, which governs the appropriate accounting treatment of share-based payments under generally accepted accounting principles (GAAP).

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Richard N. Massey (Chairman)

Thomas M. Hagerty

Executive Compensation

The following table contains information concerning the cash and non-cash compensation awarded to or earned by our named executive officers for the years indicated.

Summary Compensation Table

The following table sets forth certain information with respect to compensation awarded to, earned by or paid to our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers for the year ended December 31, 2015 (together, our named executive officers).

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Thomas J. Sanzone, President and Chief Executive Officer	2015	650,000	500,000	—	1,898,000	18,147	3,066,147
	2014	650,000	—	7,324,996	9,534,900	3,535	17,513,431

Kirk T. Larsen, Executive Vice President and Chief Financial Officer	2015	367,664	350,000	—	536,790	19,380	1,273,834
	2014	217,500	—	1,786,664	2,225,378	40	4,229,582

Anthony Orefice, Executive Vice President and Chief Operating Officer	2015	418,077	—	2,006,940	620,500	6,125	3,051,642
	2014	400,000	—	446,666	2,035,500	183	2,882,349

William P. Foley, II, Executive Chairman	2015	212,500	—	—	918,000	10,375	1,140,875
	2014	212,500	—	11,166,668	6,645,431	21,982	18,046,581

Michael L. Gravelle, Executive Vice President, General Counsel and Corporate Secretary	2015	148,000	750,000	—	216,080	17,838	1,131,918
	2014	70,400	—	223,333	203,510	13,323	510,566

(1)	Amounts are not reduced to reflect the named executive officers’ elections, if any, to defer receipt of salary, if any, in the 401(k) plan, FNF ESPP, BKFS ESPP or FNF’s deferred compensation plan.
(2)	Amounts are special strategic objective one-time cash bonuses earned by Messrs. Sanzone, Larsen and Gravelle in connection with our IPO and debt refinancing.
(3)	Represents the grant date fair value of Mr. Orefice’s performance-based restricted stock award granted in December 2015 computed in accordance with ASC Topic 718, Compensation—Stock Compensation, excluding forfeiture assumptions. See the Grants of Plan-Based Awards table for details regarding the award. Assumptions used in the calculation of this amount are included in Footnote 12 to our Audited Consolidated Financial Statements for the fiscal year ended December 31, 2015 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2016.
(4)	Amounts shown for 2015 represent performance-based amounts earned as annual cash incentives under our Management Incentive Plan.

(5)	Amounts shown for 2015 include matching contributions to the 401(k) plan, FNF ESPP and BKFS ESPP, life insurance premiums paid by us, health insurance fees paid by us under the executive medical plan and personal use of corporate aircraft, as set forth below.

2015 ($)	Sanzone	Larsen	Orefice	Foley*	Gravelle*
401(k) Matching Contributions	5,738	5,738	5,738	1,434	1,801
ESPP Matching Contributions	—	13,552	—	—	—
Life Insurance Premiums	387	90	387	—	—
Executive Medical	—	—	—	8,941	16,037
Personal Airplane Use	12,022	—	—	—	—

Total	18,147	19,380	6,125	10,375	17,838

*	Amounts represent BKFS’s reimbursements to FNF for BKFS’s portion of the benefits. ESPP matching contributions, life insurance premiums and personal airplane use for Mr. Foley and Mr. Gravelle were paid 100% by FNF and disclosed in FNF’s proxy statement.

Grants of Plan-Based Awards

The following table sets forth information concerning awards granted to the named executive officers during the fiscal year ended December 31, 2015.

(a) Name	(b) Grant Date	(c) Award Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments under Equity Incentive Plan Awards	(h) Grant Date Fair Value of Stock Awards ($)(3)
			(d) Threshold ($)	(e) Target ($)	(f) Maximum ($)	(g) Target (#)(2)
Thomas J. Sanzone	N/A	Annual Incentive Plan	650,000	1,300,000	2,600,000	—	—
Kirk T. Larsen	N/A	Annual Incentive Plan	183,832	367,664	735,328	—	—
Anthony Orefice		Annual Incentive Plan	212,500	425,000	850,000	—	—
	12/21/15	Performance-Based Restricted Stock	—	—	—	62,000	2,006,940
William P. Foley, II	N/A	Annual Incentive Plan	212,500	478,125	1,434,375	—	—
Michael L. Gravelle	N/A	Annual Incentive Plan	74,000	148,000	296,000	—	—

(1)	With respect to our performance-based Annual Incentive Plan, amounts reflect potential payments to be made under our Annual Incentive Plan for fiscal 2015. The amounts shown in the Threshold column reflect the amount payable if the threshold level of performance is achieved, which is 50% of the target amount shown in the Target column. The amount shown in the Maximum column is 200% of such target amount for all executives other than Mr. Foley, and 300% of such amount for Mr. Foley. Target amounts, as a percentage of base salary, for each of our named executive officers under our Annual Incentive Plan are as follows: Mr. Sanzone 200%, Mr. Orefice 100%, Mr. Larsen 100%, Mr. Foley 225%, and Mr. Gravelle 100%.
(2)

The amounts shown in column (g) represent the number of shares of BKFS performance-based restricted stock granted to Mr. Orefice under our Omnibus Incentive Plan. The BKFS stock awards that were issued in replacement of our named executive officers’ profits interest awards in connection with our IPO are not reflected in this table, as those awards were received in a value-for-value exchange for profits interest awards that were granted in prior years.
(3)	Represents the grant date fair value of restricted stock award based upon a $32.37 per share grant date fair value.

Outstanding Equity Awards at Year End

The following table sets forth certain information with respect to outstanding equity awards held by our named executive officers at December 31, 2015.

Outstanding BKFS Restricted Stock Awards at Fiscal Year End

Name	Grant Date	Number of Shares That Have Not Vested (#)(1)	Market Value of Shares That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(2)
Thomas J. Sanzone	01/09/14	631,878	20,889,887	—	—
	10/29/14	497,870	16,459,582	—	—
Kirk T. Larsen	01/09/14	337,001	11,141,253	—	—
Anthony Orefice	01/09/14	84,250	2,785,305	—	—
	12/21/15	—	—	62,000	2,049,720
William P. Foley, II	01/09/14	—	—	—	—
Michael L. Gravelle	01/09/15	84,247	2,785,206	—	—

(1)	Restricted stock awards of BKFS common stock issued in exchange for Grant Unit awards originally issued by BKFS LLC in connection with the IPO that vest over a period of three years, with 50% vesting on the second anniversary of the grant and the remaining 50% vesting on the third anniversary of the grant, subject to the continued service of the award holder.
(2)	Market values are based on the December 31, 2015 closing price for our common stock of $33.06 per share.
(3)	Restricted stock awards of BKFS that vest over three years upon achievement of Adjusted EBITDA of $413 million for the period of January 1, 2016 to December 31, 2016, subject to the continued service of the award holder.

In 2014, when our named executive officers received the Grant Unit awards originally issued by BKFS LLC, they each also received equivalent awards of grant units of ServiceLink under ServiceLink’s Equity Incentive Plan, or ServiceLink Grant Units, to foster cooperation, shared selling and a cohesive set of business goals and values between BKFS and ServiceLink. The ServiceLink Grant Units are subject to the same vesting terms and other conditions as the BKFS Grant Units.

Outstanding ServiceLink Grant Unit Awards at Fiscal Year End

Name	Grant Date	Number of Grant Units That Have Not Vested (#)	Market Value of Grant Units That Have Not Vested ($)(1)
Thomas J. Sanzone	01/09/14	833,333	—
	10/29/14	833,333	—
Kirk T. Larsen	01/09/14	444,444	—
Anthony Orefice	01/09/14	111,111	—
William P. Foley, II	01/09/14	5,555,556	—
Michael L. Gravelle	01/09/14	111,111	—

(1)	There was no redemption value per unit as of December 31, 2015. These reflect the redemption value of the ServiceLink Grant Units on December 31, 2015, as determined using the fair value method of accounting under GAAP. The Grant Units vest over a period of three years, with 50% vesting on the second anniversary of the grant and the remaining 50% vesting on the third anniversary of the grant, subject to the continued service of the award holder.

The following table sets forth information concerning each vesting of restricted stock during the fiscal year ended December 31, 2015 for each of the named executive officers on an aggregated basis:

Stock Vested

Name	Restricted Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Thomas J. Sanzone	—	—
Kirk T. Larsen	—	—
Anthony Orefice	—	—
William P. Foley, II	4,212,519	103,206,716
Michael L. Gravelle	—	—

Nonqualified Deferred Compensation

We do not have a deferred compensation plan. Mr. Gravelle elected to defer 2015 compensation under an FNF deferred compensation plan, a portion of which was allocated to us.

Under FNF’s nonqualified deferred compensation plan, participants can defer up to 75% of their base salary and 100% of their monthly, quarterly and annual incentives, subject to a minimum deferral of $16,500. Deferral elections are made during specified enrollment periods. Deferrals and related earnings are not subject to vesting conditions.

Upon retirement, which generally means separation of employment after attaining age sixty, an individual may elect either a lump-sum withdrawal or installment payments over 5, 10 or 15 years. Similar payment elections are available for pre-retirement survivor benefits. In the event of a termination prior to retirement, distributions are paid over a five-year period. Account balances less than the applicable Internal Revenue Code Section 402(g) limit will be distributed in a lump-sum. Participants can elect to receive in-service distributions in a plan year designated by the participant, and these amounts will be paid within two and one-half months from the close of the plan year in which they were elected to be paid. The participant may also petition us to suspend elected deferrals, and to receive partial or full payout under the plan, in the event of an unforeseeable financial emergency, provided that the participant does not have other resources to meet the hardship.

Plan participation continues until termination of employment. Participants will receive their account balance in a lump-sum distribution if employment is terminated within two years after a change in control.

In accordance with Section 409A of the Internal Revenue Code, modification to a participant’s payment elections may be made upon the following events:

•	Retirement: Participants may modify the distribution schedule for a retirement distribution from a lump-sum to annual installments or vice versa. However, a modification to the form of payment requires that the payment(s) commence at least five years after the participant’s retirement, and this election must be filed with the administrator at least 12 months prior to retirement.

•	In-service Distributions: Participants may modify each in-service distribution date by extending it by at least five years. However, participants may not accelerate the in-service distribution date, and this election must be filed with the administrator at least 12 months prior to the scheduled in-service distribution date.

The table below describes the contributions made to Mr. Gravelle’s account under the FNF nonqualified deferred compensation plan. None of the named executive officers, other than Messrs. Foley and Gravelle, were eligible to defer 2015 compensation under the plan, and only Mr. Gravelle deferred compensation into the plan in 2015.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Michael L. Gravelle	66,015	—	(6,181)	—	240,472

Employment Agreements

We have entered into employment agreements with our named executive officers. Additional information regarding post-termination benefits provided under these employment agreements can be found under “—Potential Payments Upon Termination or Change of Control” below.

William P. Foley, II

We entered into a three-year employment agreement with Mr. Foley, effective January 10, 2014, to serve as our Executive Chairman, with a provision for automatic annual extensions beginning on the third anniversary of the effective date and continuing thereafter unless either party provides timely notice that the term should not be extended. The employment agreement provides that we will pay Mr. Foley a base salary of no less than $212,500 per year, and that Mr. Foley is eligible for an annual incentive bonus opportunity under the Annual Incentive Plan. Under the agreement, Mr. Foley’s annual cash incentive target shall be no less than 225% of his annual base salary, with amounts payable depending on performance relative to targeted results. Mr. Foley is entitled to the benefits we provide to our other employees generally except medical benefits, which he receives from FNF.

Mr. Foley’s employment agreement also provides that, if any payments or benefits to be paid to Mr. Foley pursuant to the terms of the employment agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Foley may elect for such payments to be reduced to one dollar less than the amount that would constitute a “parachute payment” under Section 280G of the Internal Revenue Code; and that if Mr. Foley does not elect to have such payments so reduced, Mr. Foley is responsible for payment of any excise tax resulting from such payments and shall not be entitled to a gross-up payment under his employment agreement.

Mr. Foley’s employment agreement contains provisions related to the payment of benefits upon certain termination events. The details of these provisions are set forth under “—Potential Payments Upon Termination or Change of Control” below.

Thomas J. Sanzone

We entered into a three-year amended and restated employment agreement with Mr. Sanzone, effective January 3, 2014, to serve as our Chief Executive Officer and President, with a provision for automatic annual extensions on the second anniversary of the effective date and for an additional year each anniversary thereafter unless either party gives written notice to the other not to extend the employment term at least 90 days prior to the conclusion of the then-current employment term. The employment agreement provides that we will pay Mr. Sanzone a base salary of no less than $650,000 per year, and that Mr. Sanzone is eligible for an annual incentive bonus opportunity under the Annual Incentive Plan, with amounts payable depending on performance relative to targeted results. For the period from January 3, 2014 through the remainder of his employment term, Mr. Sanzone’s target bonus is set at 200% of his base salary, with a maximum of up to 400% of his base salary. Mr. Sanzone is entitled to the benefits we provide to our other employees generally.

Mr. Sanzone’s employment agreement also provides that, if any payments or benefits to be paid to Mr. Sanzone pursuant to the terms of the employment agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Sanzone may elect for such payments to be reduced to one dollar less than the amount that would constitute a “parachute payment” under Section 280G of the Internal Revenue Code; and that if Mr. Sanzone does not elect to have such payments so reduced, Mr. Sanzone is responsible for payment of any excise tax resulting from such payments and shall not be entitled to a gross-up payment under his employment agreement.

Mr. Sanzone’s employment agreement contains provisions related to the payment of benefits upon certain termination events. The details of these provisions are set forth under “—Potential Payments Upon Termination or Change of Control” below.

Kirk T. Larsen

We entered into a two-year amended and restated employment agreement with Mr. Larsen, effective April 23, 2015, to serve as our Chief Financial Officer. Under the terms of the agreement, Mr. Larsen’s minimum annual base salary is $435,000 and Mr. Larsen is eligible for an annual incentive bonus opportunity under the Annual Incentive Plan, with amounts payable depending on performance relative to targeted results. For the period from January 3, 2014 through the remainder of his employment term, Mr. Larsen’s target bonus is set at 100% of his base salary, with a maximum of up to 200% of his base salary. Mr. Larsen is entitled to the benefits we provide to our other employees generally.

Mr. Larsen’s employment agreement also provides that, if any payments or benefits to be paid to Mr. Larsen pursuant to the terms of the employment agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Larsen may elect for such payments to be reduced to one dollar less than the amount that would constitute a “parachute payment” under Section 280G of the Internal Revenue Code; and that if Mr. Larsen does not elect to have such payments so reduced, Mr. Larsen is responsible for payment of any excise tax resulting from such payments and shall not be entitled to a gross-up payment under his employment agreement.

Mr. Larsen’s employment agreement contains provisions related to the payment of benefits upon certain termination events. The details of these provisions are set forth under “—Potential Payments Upon Termination or Change of Control” below.

Anthony Orefice

We entered into a two-year amended and restated employment agreement with Mr. Orefice, effective January 3, 2014, to serve as our Executive Vice President and Chief Operating Officer. The employment agreement provides that we will pay Mr. Orefice a base salary of no less than $400,000 per year and that Mr. Orefice is eligible for an annual incentive bonus opportunity under the Annual Incentive Plan, with amounts payable depending on performance relative to targeted results. On September 2, 2014, we entered into an amendment to Mr. Orefice’s employment agreement which set his target bonus at 100% of his base salary, with a maximum of up to 200% of his base salary for the period from January 3, 2014 through the remainder of his employment term. Mr. Orefice is entitled to the benefits we provide to our other employees generally.

Mr. Orefice’s employment agreement also provides that, if any payments or benefits to be paid to Mr. Orefice pursuant to the terms of the employment agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Orefice may elect for such payments to be reduced to one dollar less than the amount that would constitute a “parachute payment” under Section 280G of the Internal Revenue Code; and that if Mr. Orefice does not elect to have such payments so reduced, Mr. Orefice is responsible for payment of any excise tax resulting from such payments and shall not be entitled to a gross-up payment under his employment agreement.

Mr. Orefice’s employment agreement contains provisions related to the payment of benefits upon certain termination events. The details of these provisions are set forth under “—Potential Payments Upon Termination or Change of Control” below.

Michael L. Gravelle

We entered into a three-year employment agreement with Mr. Gravelle, effective March 1, 2015, to serve as our Executive Vice President, General Counsel and Corporate Secretary. Under the terms of the agreement, Mr. Gravelle’s minimum annual base salary is $148,000, and Mr. Gravelle is eligible for an annual incentive bonus opportunity under the Annual Incentive Plan (including a bonus for the full 12-month period for calendar year 2015), with amounts payable depending on performance relative to targeted results. For the period from March 1, 2015 through the remainder of his employment term, Mr. Gravelle’s target bonus is set at 100% of his base salary, with a maximum of up to 200% of his base salary. Mr. Gravelle is entitled to the benefits we provide to our other employees generally.

Mr. Gravelle’s employment agreement also provides that, if any payments or benefits to be paid to Mr. Gravelle pursuant to the terms of the employment agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Gravelle may elect for such payments to be reduced to one dollar less than the amount that would constitute a “parachute payment” under Section 280G of the Internal Revenue Code; and that if Mr. Gravelle does not elect to have such payments so reduced, Mr. Gravelle is responsible for payment of any excise tax resulting from such payments and shall not be entitled to a gross-up payment under his employment agreement.

Mr. Gravelle’s employment agreement contains provisions related to the payment of benefits upon certain termination events. The details of these provisions are set forth under “—Potential Payments Upon Termination or Change of Control” below.

Annual Incentive Awards

In 2015, our compensation committee approved performance-based cash incentive award opportunities for certain of our named executive officers. The performance-based cash incentive award opportunities are calculated by multiplying base salary by the named executive officer’s applicable percentage approved by our compensation committee based on the level of performance that we achieved. More information about the annual incentive awards, including the targets and criteria for determining the amounts payable to our named executive officers, can be found in the “Compensation Discussion and Analysis” section.

Long-Term Equity Incentive Awards

In December 2015, our compensation committee approved a grant of performance-based restricted stock to Mr. Orefice. The performance element applicable to the performance-based restricted stock is based upon achievement of Adjusted EBITDA of $413 million for the period of January 1, 2016 to December 31, 2016. The restricted stock also vests proportionately each year over three years based on continued employment with us. More information about the long-term equity incentive awards can be found in the “Compensation Discussion and Analysis” section.

Profits Interest Conversion Awards

In 2014, the BKFS LLC compensation committee granted profits interest awards in the form of restricted Class B units in BKFS LLC. In connection with our IPO, these outstanding profits interests were converted into shares of BKFS Class A common stock based on the value of BKFS LLC above the specified hurdle amount (the Profits Interest Conversion Awards). Except for the shares issued to members of our Board of Directors, which were vested at conversion, the shares of Class A common stock issued in connection with the conversion have the same vesting schedules as the profits interest awards. These shares are reflected in the “Outstanding BKFS Restricted Stock Awards at Fiscal Year End” table above.

Potential Payments Upon Termination or Change of Control

In this section, we discuss the nature and estimated value of payments and benefits we would provide to our named executive officers in the event of termination of employment or a change of control. The amounts described in this section reflect amounts that would have been payable under (i) our plans, and (ii) where applicable with respect to the named executive officers, their employment agreements if their employment had terminated on December 31, 2015.

For the named executive officers, the types of termination situations include a voluntary termination by the executive, with or without good reason, a termination by us either for cause or not for cause and termination in the event of disability or death. We also describe the estimated payments and benefits that would be provided upon a change of control without a termination of employment. The actual payments and benefits that would be provided upon a termination of employment would be based on the named executive officers’ compensation and benefit levels at the time of the termination of employment.

For each type of employment termination, the named executive officers would be entitled to benefits that are available generally to our domestic salaried employees, such as distributions under our 401(k) savings plan, certain disability benefits and accrued vacation. We have not described or provided an estimate of the value of any payments or benefits under plans or arrangements that do not discriminate in scope, terms or operation in favor of a named executive officer and that are generally available to all salaried employees.

Potential Payments under Employment Agreements

As discussed above, we have entered into employment agreements with our named executive officers. The agreements contain provisions for the payment of severance benefits following certain termination events. Below is a summary of the payments and benefits that the named executive officers would receive in connection with various employment termination scenarios.

Termination without Cause or by the Executive for Good Reason

Under the terms of each employment agreement, if the executive’s employment is terminated by us for any reason other than for cause and not due to death or disability, or by the executive for good reason then the executive is entitled to receive:

•	any accrued obligations, which includes any earned but unpaid base salary and annual bonus payments relating to the prior year and any unpaid expense reimbursements;

•	a prorated annual bonus based on the actual incentive the named executive officer would have earned for the year of termination;

•	a lump-sum payment equal to a percentage (300% in the case of Mr. Foley, 100% in the case of Mr. Sanzone, 200% in the case of Messrs. Larsen and Gravelle and 50% in the case of Mr. Orefice), of the sum of the executive’s (a) annual base salary and (b) the target bonus opportunity in the year in which the termination of employment occurs or, in the case of Mr. Foley, the highest annual bonus paid to Mr. Foley within the preceding three years if such amount is higher than his target annual bonus opportunity;

•	the right to convert any life insurance provided by us into an individual policy, plus a lump sum cash payment equal to thirty-six months of premiums;

•	other COBRA coverage (so long as the executive pays the premiums) for a period of three years or, if earlier, until eligible for comparable benefits from another employer, plus a lump sum cash payment equal to the sum of thirty-six monthly COBRA premium payments; and

•	in the case of Mr. Foley, all stock option, restricted stock, profits interest and other equity-based incentive awards granted by us that were outstanding but not vested as of the date of termination shall become immediately vested and/or payable, as the case may be, unless the equity incentive awards are based upon satisfaction of performance criteria and not based solely on the passage of time.

Termination Due to Death or Disability

If the executive’s employment terminates due to death or disability, we will pay him, or his estate:

•	any accrued obligations, and

•	a prorated annual bonus based on (a) the target annual bonus opportunity in the year in which the termination occurs or the prior year if no target annual bonus opportunity has yet been determined and (b) the fraction of the year the executive was employed, or in the case of Messrs. Larsen and Gravelle, based on the amount of Messrs. Larsen and Gravelle’s accrued annual bonus as contained on the internal books of the Company for the month in which the termination occurs.

Termination for Cause or by the Executive without Good Reason

If the executive’s employment is terminated by us for cause or by the executive without good reason, our only obligation is the payment of any accrued obligations.

Definitions of Certain Terms Used in the Employment Agreements

For purposes of each employment agreement, “cause” means the executive’s:

•	persistent failure to perform duties consistent with a commercially reasonable standard of care;

•	willful neglect of duties;

•	conviction of, or pleading nolo contendere to, criminal or other illegal activities involving dishonesty;

•	material breach of the employment agreement; or

•	impeding or failing to materially cooperate with an investigation authorized by our board of directors.

For purposes of Messrs. Sanzone, Larsen and Gravelle’s employment agreements, “cause” shall also mean the executive’s:

•	material breach of the Company’s business policies, accounting practices or standards of ethics; or

•	material breach of any applicable non-competition, non-solicitation, trade secrets, confidentiality or similar restrictive covenant.

For purposes of each employment agreement, other than Messrs. Foley’s and Orefice’s employment agreements, “good reason” includes:

•	a material change in the geographic location of the executive’s principal working location;

•	a material diminution of the executive’s title, base salary or annual bonus opportunity; or

•	our material breach of any of our obligations under the employment agreement.

For purposes of Mr. Foley’s employment agreement, “good reason” includes:

•	a material diminution in the executive’s position or title or the assignment of duties to the executive that are materially inconsistent with the executive’s position or title;

•	a material diminution of the executive’s base salary or annual bonus opportunity;

•	within six months immediately preceding or within two years immediately following a change of control, (1) a material adverse change in the executive’s status, authority or responsibility, (2) a material adverse change in the position to whom the executive reports or to the executive’s service relationship as a result of such reporting structure change, or a material diminution in the authority, duties or responsibilities of the position to whom the executive reports, (3) a material diminution in the budget over which the executive has managing authority, or (4) a material change in the geographic location of the executive’s place of employment;

•	our material breach of any of our obligations under the employment agreement; or

•	the election of a new director to our board of directors who Mr. Foley did not consent to or vote for.

For purposes of Mr. Orefice’s employment agreement, “good reason” includes:

•	a material diminution of the executive’s title, base salary or annual bonus opportunity; or

•	our material breach of any of our obligations under the employment agreement.

For purposes of Mr. Foley’s employment agreement, a “change of control” includes:

•	an acquisition by an individual, entity or group of more than 50% of our voting power;

•	a merger in which we are not the surviving entity, unless our shareholders immediately prior to the merger hold more than 50% of the combined voting power of the resulting corporation after the merger;

•	a reverse merger in which we are the surviving entity but in which more than 50% of the combined voting power is transferred to persons different from those holding the securities immediately prior to such merger;

•	during any period of two consecutive years during the employment term, a change in the majority of our board of directors, unless the changes are approved by 2/3 of the directors then in office;

•

a sale, transfer or other disposition of our assets that have a total fair market value equal to or more than 1/3 of the total fair market value of all of our assets immediately before the sale, transfer or disposition, other than a sale, transfer or disposition to an entity (i) which immediately after the sale, transfer or disposition owns 50% of our voting stock or (ii) 50% of the voting stock of which is owned by us after the sale, transfer or disposition; or

•	our shareholders approve a plan or proposal for the liquidation or dissolution of our Company.

Potential Payments under BKFS Omnibus Incentive Plan

In addition to the post-termination rights and obligations set forth in the employment agreements of our named executive officers, our Omnibus Incentive Plan provides for the potential acceleration of vesting and/or payment of equity awards in connection with a change in control. Under our Omnibus Incentive Plan, except as otherwise provided in a participant’s award agreement, upon the occurrence of a change in control any and all outstanding options and stock appreciation rights will become immediately exercisable, any restriction imposed on restricted stock, restricted stock units and other awards will lapse, and any and all performance shares, performance units and other awards with performance conditions will be deemed earned at the target level, or, if no target level is specified, the maximum level.

For purposes of our Omnibus Incentive Plan, the term “change in control” is defined as the occurrence of any of the following events:

•	an acquisition immediately after which any person, group or entity, other than FNF, possesses direct or indirect beneficial ownership of 25% or more of either our outstanding common stock or our outstanding voting securities, excluding any acquisition directly from us, by us, or by any of our employee benefit plans (or the related trusts) and certain other transactions described in the second-to-last bullet point below;

•	during any period of two consecutive years, the individuals who, as of the beginning of such period, constituted our board, which we refer to as the incumbent board of directors, cease to constitute at least a majority of the board of directors, provided that any individual who becomes a member of our board of directors subsequent to the beginning of such period and whose election or nomination was approved by at least two-thirds of the members of the incumbent board of directors (except as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than our board of directors) will be considered as though he or she were a member of the incumbent board of directors;

•	the consummation of a reorganization, merger, share exchange or consolidation or sale or other disposition of all or substantially all of our assets, unless, pursuant to such transaction, (a) our shareholders immediately before the transaction will have beneficial ownership (directly or indirectly) of more than 50% of the outstanding shares of our common stock and the combined voting power of our then outstanding voting securities resulting from the transaction in substantially the same proportions as their ownership immediately prior to the transaction; (b) no person (other than us, FNF, an employee benefit plan sponsored by us, the resulting corporation or FNF, or any entity controlled by us, the resulting corporation or FNF) has direct or indirect beneficial ownership of 25% or more of the outstanding common stock of the resulting corporation or the combined voting power of the resulting corporation’s outstanding voting securities (except to the extent that such ownership existed prior to the transaction); and (c) individuals who were members of the incumbent board of directors continue to constitute a majority of the members of the board of directors of the resulting corporation; or

•	our shareholders approve a complete liquidation or dissolution of BKFS.

Potential Payments Upon Change of Control

None of Messrs. Foley’s, Sanzone’s, Larsen’s, Orefice’s or Gravelle’s employment agreements provide for a payment or a benefit upon a change of control without termination.

Estimated Cash Payments Upon Termination of Employment

Our estimate of the cash severance amounts that would be provided to the named executive officers assumes that their employment terminated on December 31, 2015. The severance amounts do not include a prorated 2015 annual incentive since the named executive officers would have been paid based on their service through the end of the year and therefore would have received the amount whether or not the termination occurred.

For a termination of employment by us not for cause or a termination by the executive for good reason, the following payments would have been made under the employment agreements: Mr. Foley $3,573,633; Mr. Sanzone $2,011,764; Mr. Larsen $1,642,715; Mr. Orefice $486,764; and Mr. Gravelle $779,507. Upon a termination of the executives’ employment due to death or disability, the executives would receive any accrued obligations.

Estimated Equity Payments upon Termination of Employment or Change in Control

As disclosed in the Outstanding Equity Awards at Fiscal Year End table, each named executive officer except for Mr. Foley had outstanding unvested restricted stock awards on December 31, 2015.

The following estimates are based on a common stock price of $33.06 per share which was the closing prices of our common stock on December 31, 2015. The restricted stock amounts were determined by multiplying the number of shares that would vest by the applicable closing price. Our estimate of the value of equity that would vest assumes that a change in control and, as applicable, a termination of employment occurred on December 31, 2015. The amounts reflected below assume only a change in control of BKFS, and do not include amounts for Messrs. Sanzone, Larsen, Orefice, Foley, or Gravelle with respect to their ServiceLink grant units.

The estimated value of the BKFS restricted stock awards held by the named executive officers (other than Mr. Foley who does not have BKFS restricted stock awards) that would vest upon a change of control would be as follows: Mr. Sanzone $37,349,470; Mr. Larsen $11,141,253; Mr. Orefice $4,835,025 and Mr. Gravelle $2,785,206. The estimated value of the BKFS restricted stock awards held by the named executive officers (other than Mr. Foley who does not have BKFS restricted stock awards) that would vest upon a termination of the named executive officers’ employment by us not for cause or a termination by the executives for good reason or due to death or disability would be as follows: Mr. Sanzone $0; Mr. Larsen $0; Mr. Orefice $0 and Mr. Gravelle $0.

Compensation Committee Interlocks and Insider Participation

The compensation committee is currently composed of Richard N. Massey (Chair) and Thomas M. Hagerty. During fiscal year 2015, no member of the compensation committee was a former or current officer or employee of BKFS or any of its subsidiaries. In addition, during fiscal year 2015, none of our executive officers served (i) as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on our compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on our board.

Discussion of Our Compensation Policies and Practices as They Relate to Risk Management

We reviewed our compensation policies and practices for all employees including our named executive officers, and determined that our compensation programs are not reasonably likely to have a material adverse effect on our Company. In conducting the analysis, we reviewed the structure of our executive, non-officer and sales commission incentive programs and the internal controls and risk abatement processes that are in place for each program. We also reviewed data compiled across our Technology (Servicing and Origination), Data and Analytics and corporate operations relative to Adjusted Revenues, Adjusted EBITDA, total compensation expenses and incentive program expenses (including as a percentage of both revenue and total compensation expenses).

We believe that several design features of our executive compensation program mitigate risk. We set base salaries at levels that provide our employees with assured cash compensation that is appropriate to their job duties and level of responsibility and that, when taken together with incentive awards, motivate them to perform at a high level without encouraging inappropriate risk taking to achieve a reasonable level of secure compensation.

With respect to our executives’ incentive opportunities, we believe that our use of measurable corporate financial performance goals, multiple performance levels and minimum, target and maximum achievable payouts, together with the compensation committee’s discretion to reduce awards, serve to mitigate excessive risk taking. The risk of overstatement of financial figures to which incentives are tied is mitigated by the compensation committee’s review and approval of the awards and internal and external review of our financials. We also believe that our balance of restricted stock and use of multi-year vesting schedules in our long-term incentive awards encourages recipients to deliver incremental value to our shareholders and aligns their interests with our sustainable long-term performance, thereby mitigating risk.

Director Compensation

Directors who are our salaried employees receive no additional compensation for services as a director or as a member of a committee of our board. In 2015, all non-employee directors received an annual retainer of $60,000, payable quarterly and prorated for the portion of the year during which we were a publicly traded company, plus $2,000 for each board meeting attended following our IPO in 2015. The chairman and each member of the audit committee received an additional annual fee (payable in quarterly installments) of $25,000 and $15,000, respectively, for their service on the Audit Committee, plus a fee of $1,500 for each Audit Committee meeting attended following our IPO in 2015. The chairmen and each member of the Compensation and Risk Committees received an additional annual fee (payable in quarterly installments) of $15,000 and $10,000, respectively, for their service on such committees, plus a fee of $1,500 for each committee meeting attended following our IPO in 2015. The table below does not reflect the Profits Interest Conversion Awards issued to our directors in connection with our IPO upon conversion of the profits interest awards, which were vested upon completion of the IPO. We also reimburse each of our directors for all reasonable out-of-pocket expenses incurred in connection with attendance at board and committee meetings, as well as with any director education programs they attend relating to their service on our board of directors.

The following table sets forth information concerning the compensation of our directors for the fiscal year ended December 31, 2015:

Name	Director Compensation
Fees Earned or Paid in Cash ($)(1)
Thomas M. Hagerty	47,912
David K. Hunt	52,912
Richard N. Massey	44,918
Ganesh B. Rao	50,907
John D. Rood	63,901

(1)	Amounts include the cash portion of annual board and committee retainers and meeting fees earned for services as a director in 2015.

CORPORATE GOVERNANCE AND RELATED MATTERS

Corporate Governance Guidelines

Our board of directors amended our corporate governance guidelines in February 2016 to make certain clarifying changes relating to the selection of an independent director to preside over each executive session of our board. Our corporate governance guidelines provide, along with the charters of the committees of the board of directors, a framework for the functioning of the board of directors and its committees and to establish a common set of expectations as to how the board of directors should perform its functions. These guidelines cover a number of areas including the size and composition of the board, board membership criteria and director qualifications, director responsibilities, board agenda, roles of the Executive Chairman of the board of directors, Chief Executive Officer and presiding director, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines is posted on the Investors page of our website which is located at www.bkfs.com. Shareholders may also obtain a copy by writing to the Corporate Secretary at the address set forth under “Available Information” below.

Code of Ethics and Business Conduct

Our board of directors has adopted a Code of Ethics for Senior Financial Officers, which is applicable to our Chief Executive Officer, our Chief Financial Officer and our Senior Vice President, Finance, and a Code of Business Conduct and Ethics, which is applicable to all our directors, officers and employees. The purpose of these codes is to: (i) promote honest and ethical conduct, including the ethical handling of conflicts of interest; (ii) promote full, fair, accurate, timely and understandable disclosure; (iii) promote compliance with applicable laws and governmental rules and regulations; (iv) ensure the protection of our legitimate business interests, including corporate opportunities, assets and confidential information; and (v) deter wrongdoing. Our codes of ethics were adopted to reinvigorate and renew our commitment to our longstanding standards for ethical business practices. Our reputation for integrity is one of our most important assets and each of our employees and directors is expected to contribute to the care and preservation of that asset. Under our codes of ethics, an amendment to or a waiver or modification of any ethics policy applicable to our directors or executive officers must be disclosed to the extent required under Securities and Exchange Commission and/or New York Stock Exchange rules. We intend to disclose any such amendment or waiver by posting it on the Investors page of our website at www.bkfs.com.

Copies of our Code of Business Conduct and Ethics and our Code of Ethics for Senior Financial Officers are available for review on the Investors page of our website at www.bkfs.com. Shareholders may also obtain a copy of any of these codes by writing to the Corporate Secretary at the address set forth under “Available Information” below.

The Board

In 2015, our board was composed of William P. Foley, II, Thomas M. Hagerty, David K. Hunt, Richard N. Massey, Ganesh B. Rao and John D. Rood, with Mr. Foley serving as Executive Chairman of the Board.

Our board met five times in 2015 (including meetings as the board of BKFS LLC prior to the IPO). All directors attended at least 75% of the meetings of the board and of the committees on which they served during 2015. Our non-management directors also met periodically in executive sessions without management. Our non-management directors appoint one independent director to preside over each executive session of our board. We do not, as a general matter, require our board members to attend our annual meeting of shareholders, although each of our directors is invited to attend our 2016 annual meeting.

Board Governance and Independence

FNF, through its wholly-owned subsidiary Black Knight Holdings, Inc., beneficially owns more than 50% of the voting power of our common stock. As a result, we are considered a “controlled company” under the NYSE listing standards. “Controlled companies” under those rules are companies of which more than 50% of the voting power in elections of directors is held by an individual, a group or another company. On this basis, we may avail ourselves of the “controlled company” exception under the NYSE listing standards and we are not subject to the NYSE listing requirements that would otherwise require us to have: (i) a board of directors comprised of a majority of independent directors and (ii) compensation and nominating and corporate governance committees composed entirely of independent directors.

These exemptions will apply to us as long as we remain a controlled company. We utilize and intend to continue to utilize the majority independence exemption for the board and the independence exemption provided for compensation and nominating and corporate governance committees. As a result, we are not required to, and do not have, a board that is composed of a majority of independent directors and we do not have a compensation or nominating and corporate governance committee composed entirely of independent directors.

Our nominating and corporate governance committee evaluates our relationships with each director and nominee and makes a recommendation to our board of directors as to whether to make an affirmative determination that such director or nominee is independent. Under our corporate governance guidelines, an “independent” director is one who meets the qualification requirements for being independent under applicable laws and the corporate governance listing standards of the NYSE.

During the first quarter of 2016, our board of directors determined that David K. Hunt, Richard N. Massey and John D. Rood are independent under the criteria established by the New York Stock Exchange and our Corporate Governance Guidelines. The board of directors also determined that Mr. Massey meets the additional independence standards of the New York Stock Exchange for compensation committee members.

In determining independence, the board of directors considered all relationships that might bear on our directors’ independence from BKFS. The board of directors determined that William P. Foley, II is not independent because he was the Executive Chairman and an employee of BKFS during 2015, and Thomas M. Hagerty and Ganesh B. Rao are not independent because they are Managing Directors of THL, which received payments in 2014 and 2015 under a management fee arrangement with respect to THL and its affiliates’ interests in BKFS and ServiceLink. The management agreement was terminated in connection with the IPO.

In considering Richard N. Massey’s independence, the board of directors considered that Mr. Massey is a partner of Westrock Capital, LLC, a private investment partnership that holds, among other investments, an investment of less than 10% of the ownership interests in American Blue Ribbon Holdings, LLC, in which our parent company FNF holds a majority ownership interest. The board of directors also considered Mr. Massey’s service as a director of FNF and ServiceLink, and that he holds equity in FNF and a small profits interest in ServiceLink. The board of directors determined that these relationships were not of a nature that would impair Mr. Massey’s ability to exercise his independent judgment.

In considering John D. Rood’s and David K. Hunt’s independence, the board of directors considered that Mr. Rood is a director of FNF and that Mr. Rood and Mr. Hunt are both directors of ServiceLink. They also considered that Mr. Rood holds equity in FNF and Mr. Rood and Mr. Hunt both hold small profits interests in ServiceLink. The board of directors determined that these relationships were not of a nature that would impair Messrs. Rood’s or Hunt’s independence.

Committees of the Board

The board has four standing committees: an audit committee, a compensation committee, a corporate governance and nominating committee and a risk committee. The charter of each committee is available on the Investors page of our website at www.bkfs.com. Shareholders also may obtain a copy of any of these charters by writing to the Corporate Secretary at the address set forth under “Available Information” below.

Corporate Governance and Nominating Committee

The members of the corporate governance and nominating committee are William P. Foley, II (Chair) and Thomas M. Hagerty. All corporate governance-related actions were taken by action of the full board in 2015, and therefore the corporate governance and nominating committee did not meet in 2015.

The primary functions of the corporate governance and nominating committee, as identified in its charter, are:

•	making recommendations to our board directors as to changes to the size of the board of directors or any committee thereof;

•	evaluating, nominating and recommending individuals for membership on our board of directors and considering nominations by shareholders of candidates for election to our board of directors;

•	reviewing the independence of each director in light of the independence criteria of the NYSE and any other independence standards applicable to directors, and submit a recommendation to our board of directors with respect to each director’s independence;

•	developing and recommending to our board directors standards to be applied in making determinations as to the absence of material relationships between the Company and a director;

•	identifying and recommending to our board of directors members of our board of directors qualified to fill vacancies on any committee of the board of directors;

•	overseeing the evaluation of the performance of our board of directors and reporting to our board of directors at least annually on findings, recommendations and any other matters deemed appropriate; and

•	developing a set of corporate governance guidelines, and at least annually reviewing and making any changes to such principles.

The corporate governance and nominating committee has not established specific minimum age, education, years of business experience or specific types of skills for potential director candidates, but in general will consider, among other things, the following criteria in fulfilling its duty to recommend nominees for election as directors:

•	personal qualities and characteristics, accomplishments and reputation in the business community;

•	current knowledge and contacts in the communities in which we do business and in our industry or other industries relevant to our business;

•	ability and willingness to commit adequate time to the board and committee matters;

•	the fit of the individual’s skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to our needs; and

•	diversity of viewpoints, background, experience and other demographics of our board.

The corporate governance and nominating committee would consider qualified candidates for directors suggested by current directors, management and our shareholders. The corporate governance and nominating committee and the board apply the same criteria in evaluating candidates nominated by shareholders as in evaluating candidates recommended by other sources. Shareholders can suggest qualified candidates for director to the corporate governance and nominating committee by writing to our Corporate Secretary at 601 Riverside Avenue, Jacksonville, Florida 32204. The submission must provide the information required by, and otherwise comply with the procedures set forth in, Section 3.1 of our bylaws. Section 3.1 also requires that the nomination notice be submitted by a prescribed time in advance of the meeting. See “Shareholder Proposals” below.

Audit Committee

As of April 22, 2016, the members of the audit committee are John D. Rood (Chair), David K. Hunt and Richard N. Massey. The board has determined that each of the audit committee members is financially literate and independent as required by the rules of the Securities and Exchange Commission and the New York Stock Exchange, and that each of Messrs. Rood, Hunt, and Massey is an audit committee financial expert, as defined by the rules of the Securities and Exchange Commission. Prior to April 22, 2016, the members of our audit committee were John D. Rood (Chair), David K. Hunt and Ganesh B. Rao. Our board determined that Mr. Rao is financially literate and an audit committee financial expert, but is not independent. Mr. Massey replaced Mr. Rao on the audit committee in order to comply the New York Stock Exchange requirement that our audit committee be composed of three independent directors by the first anniversary of the IPO. Our audit committee met a total of ten times in 2015 (including as the BKFS LLC audit committee prior to the IPO).

The primary functions of the audit committee include:

•	appointing, compensating and overseeing our independent registered public accounting firm;

•	overseeing the integrity of our financial statements and our compliance with legal and regulatory requirements;

•	discussing the annual audited financial statements and unaudited quarterly financial statements with management and the independent registered public accounting firm;

•	establishing procedures for the receipt, retention and treatment of complaints (including anonymous complaints) we receive concerning accounting, internal accounting controls, auditing matters or potential violations of law;

•	approving audit and non-audit services provided by our independent registered public accounting firm;

•	discussing earnings press releases and financial information provided to analysts and rating agencies;

•	discussing with management our policies and practices with respect to risk assessment and risk management;

•	reviewing any material transaction between our chief financial officer or senior vice president—finance that has been approved in accordance with our Code of Ethics for Senior Financial Officers, and providing prior written approval of any material transaction between us and our chief executive officer; and

•	producing an annual report for inclusion in our proxy statement, in accordance with applicable rules and regulations.

The audit committee is a separately-designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended.

Report of the Audit Committee

The audit committee of the board of directors submits the following report on the performance of certain of its responsibilities for the year 2015:

The primary function of the audit committee is oversight of (i) the quality and integrity of the Company’s financial statements and related disclosures, (ii) its compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and the independent registered public accounting firm. Our audit committee acts under a written charter, which was reviewed without amendment in 2016. We review the adequacy of our charter at least annually. Our audit committee is comprised of the three directors named below. Mr. Rood and Mr. Hunt have been determined by the board of directors to be independent as defined by New York Stock Exchange independence standards. In addition, our board of directors has determined that each of Messrs. Rood, Hunt and Rao is an audit committee financial expert as defined by the rules of the Securities and Exchange Commission.

In performing our oversight function, we reviewed and discussed with management and KPMG LLP, the independent registered public accounting firm, the Company’s audited financial statements as of and for the year ended December 31, 2015. Management and KPMG reported to us that the Company’s consolidated financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of BKFS and its subsidiaries in conformity with generally accepted accounting principles. We also discussed with KPMG matters covered by the Public Company Accounting Oversight Board Auditing Standards No. 16 (Communications With Audit Committees).

We have received and reviewed the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and have discussed with them their independence. In addition, we have considered whether KPMG’s provision of non-audit services to the Company is compatible with their independence.

Finally, we discussed with the Company’s internal auditors and KPMG the overall scope and plans for their respective audits. We met with KPMG at each meeting. Management was present for some, but not all, of these discussions. These discussions included the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.

Based on the reviews and discussions referred to above, we recommended to the board of directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and that KPMG be appointed independent registered public accounting firm for BKFS for 2016.

In carrying out our responsibilities, we look to management and the independent registered public accounting firm. Management is responsible for the preparation and fair presentation of the Company’s financial statements and for maintaining effective internal control. Management is also responsible for assessing and maintaining the effectiveness of internal control over the financial reporting process. The independent registered public accounting firm is responsible for auditing the Company’s annual financial statements and expressing an opinion as to whether the statements are fairly stated in conformity with generally accepted accounting principles. The independent registered public accounting firm performs its responsibilities in accordance with the standards of the Public Company Accounting Oversight Board. Our members are not professionally engaged in the practice of accounting or auditing, and are not experts under the Exchange Act in either of those fields or in auditor independence.

The foregoing report is provided by the following directors, who constituted the committee until April 22, 2016:

AUDIT COMMITTEE

John D. Rood (Chair)

David K. Hunt

Ganesh B. Rao

Compensation Committee

The members of the compensation committee are Richard N. Massey (Chair) and Thomas M. Hagerty. Mr. Massey was deemed to be independent by the board, as required by the New York Stock Exchange. Our compensation committee and the compensation committee of BKFS LLC met five times during 2015 (including as the BKFS LLC compensation committee prior to the IPO). The functions of the compensation committee include the following:

•	reviewing and approving the corporate goals and objectives relevant to compensation of the company’s CEO and Executive Chairman, evaluating the CEO’s and Executive Chairman’s performance in light of those goals and objectives and determining and approving the CEO’s and Executive Chairman’s compensation level based on this evaluation;

•	setting salaries and approving incentive compensation awards other than equity-based awards, as well as compensation policies for all Section 16 officers as designated by our board of directors, and recommending to our board of directors equity-based incentive awards for board approval;

•	reviewing and recommending to our board of directors policies with respect to equity compensation arrangements that are subject to board approval;

•	overseeing our compliance with the requirement under applicable stock exchange rules that, with limited exceptions, shareholders approve equity compensation plans;

•	evaluating and approving the equity incentive plans, compensation plans and similar programs advisable for us, as well as modification or termination of existing plans and programs;

•	authorizing and approving any employment or severance agreements and amendments with all designated section 16 officers;

•	reviewing, discussing with management and recommending to our board of directors for inclusion in our annual proxy statement or annual report on Form 10-K the compensation discussion and analysis section;

•	reviewing and approving the annual compensation risk assessment conducted by management for inclusion in our proxy statement or annual report on Form 10-K;

•	preparing the report of the compensation committee that the SEC requires in our annual proxy statement;

•	considering the results of shareholder say-on-pay votes and recommending to our board of directors any change to the frequency of say-on-pay votes;

•	reviewing and approving the form and amount of compensation of our board of directors’ non-management directors;

•	evaluating and recommending to our board of directors the type and amount of compensation to be paid or awarded to board members;

•	reporting to our board of directors;

•	reviewing the adequacy of its charter on an annual basis; and

•	reviewing and evaluating, at least annually, the performance of the compensation committee, including compliance of the compensation committee with its charter.

For more information regarding the responsibilities of the compensation committee, please refer to the section of this proxy statement entitled “Compensation Discussion and Analysis and Executive and Director Compensation” above.

Risk Committee

The members of the risk committee are John D. Rood (Chair), David K. Hunt and Ganesh B. Rao. Messrs. Rood and Hunt were deemed to be independent by our board. Our risk committee and the risk committee of BKFS LLC met eight times in 2015.

The primary functions of the risk committee include providing oversight of our risk management and compliance efforts, as well as oversight of our material risks. Our risk committee’s functions include, among other things:

•	oversight of our enterprise risk management program;

•	oversight of our compliance program; and

•	oversight of the enterprise risk management and compliance functions.

Board Leadership Structure and Role in Risk Oversight

We have separated the positions of CEO and Executive Chairman of the board of directors in recognition of the differences between the two roles. Separating these positions allows our Chief Executive Officer to focus more directly upon executing on the Company’s strategic objectives and business plan, providing day-to-day leadership and guiding senior management through the implementation of our strategic initiatives. It also allows our Executive Chairman to utilize his time to focus on our long-term strategy, and to set the agenda for board meetings and preside over meetings of the full board. When our non-management directors meet in executive session, they appoint one independent director to preside over that executive session. We believe this leadership structure is appropriate and allows our CEO and Executive Chairman to focus on the responsibilities of their respective offices while creating a collaborative relationship that benefits our Company.

The board of directors administers its risk oversight function directly and through committees. Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also oversees the performance of the independent auditor, our internal audit function and monitors compliance with legal and regulatory requirements. Our risk committee has the responsibility to assist our board of directors in overseeing our enterprise-wide risk management framework and our comprehensive compliance program, and to review and approve our risk governance policies and procedures. The corporate governance and nominating committee considers the adequacy of our governance structures and policies. The compensation committee reviews and approves our compensation and other benefit plans, policies and programs and considers whether any of those plans, policies or programs creates risks that are likely to have a material adverse effect on BKFS. Each committee provides reports on its activities to the full board of directors.

Contacting the Board

Any shareholder or other interested person who desires to contact any member of the board or the non-management members of the board as a group may do so by writing to: Board of Directors, c/o Corporate Secretary, Black Knight Financial Services, Inc., 601 Riverside Avenue, Jacksonville, FL 32204. Communications received are distributed by the Corporate Secretary to the appropriate member or members of the board.

Certain Relationships and Related Transactions

Because FNF controls over 50% of the voting power of our outstanding common stock, it will be able to elect all of the director nominees and determine the outcome of all other matters presented to a vote of shareholders. Because more than 50% of the voting power for the election of our directors is held by FNF, we are a controlled company under the NYSE listing standards. Certain directors of FNF are also members of our board of directors. In addition, Mr. Foley, our Executive Chairman, also serves as Chairman of the Board of FNF, and Mr. Gravelle, our Executive Vice President, General Counsel and Corporate Secretary, serves as Executive Vice President, General Counsel and Corporate Secretary of FNF.

In connection with our IPO, we consummated the following transactions, which comprise the Offering Reorganization:

•	the amendment and restatement of BKFS’s certificate of incorporation to authorize the issuance of two classes of common stock, Class A common stock and Class B common stock, which generally vote together as a single class on all matters submitted for a vote to shareholders;

•	the issuance of shares of Class B common stock by BKFS to BKHI and certain of its affiliates and certain THL Affiliates, the holders of Units prior to our IPO;

•	the issuance of shares of Class A common stock by BKFS and a cash payment of $17.3 million to certain THL Affiliates, in connection with the merger of the THL Intermediaries with and into BKFS, pursuant to which BKFS acquired the Units held by the THL Intermediaries;

•	the issuance of shares of Class A common stock by BKFS to a THL Affiliate in exchange for the Units held by such THL affiliate;

•	the issuance of shares of Class A common stock by BKFS to the investors in our IPO;

•	the contribution by BKFS of the net cash proceeds received in our IPO to BKFS LLC in exchange for 44.5% of the Units outstanding following our IPO and a managing member’s membership interest in BKFS LLC;

•	the conversion of all outstanding profits interests in BKFS LLC into shares of our Class A common stock; and

•	the restatement of the BKFS LLC Operating Agreement described below to provide for the governance and control of BKFS LLC by BKFS as its managing member and to establish the terms upon which other holders of Units may exchange their Units, and a corresponding number of shares of Class B common stock, for a cash payment from BKFS LLC or, at our option, shares of Class A common stock on a one-for-one basis.

BKFS LLC Agreement

We operate our business through BKFS LLC and its subsidiaries. The operations of BKFS LLC, and the rights and obligations of its members, are governed by the LLC Agreement. We serve as managing member of BKFS LLC and, as such, control the business and affairs and are responsible for the management of BKFS LLC and its subsidiaries. BKHI, a subsidiary of FNF, and certain affiliates of THL are members of BKFS LLC and parties to the LLC Agreement. The following description summarizes such rights and circumstances.

Governance

BKFS serves as managing member and controls the business and affairs of BKFS LLC. No other members of BKFS LLC, in their capacity as such, have any authority or right to control the management of BKFS LLC or to bind it in connection with any matter. BKFS exercises control of the business of BKFS LLC through BKFS’s executive officers, who manage the day-to-day activities of BKFS LLC and its subsidiaries, subject to the direction of the board of directors of BKFS. The executive officers of BKFS are also officers of BKFS LLC and are authorized to act on behalf of each such entity, subject to the ultimate direction of the board of directors of BKFS.

Voting and Economic Rights of Members

The LLC Agreement authorizes Units and Preferred Units. No Preferred Units have been issued or are outstanding. The Units are held by BKHI and certain of its affiliates, which are wholly-owned subsidiaries of FNF, certain THL Affiliates and BKFS. The Units entitle their holders to a pro rata share in the profits and losses of, and distributions, other than tax distributions, from BKFS LLC. Holders of Units other than BKFS have no voting rights, except in respect of amendments to the LLC Agreement that adversely affect such holder, the dissolution of BKFS LLC, and other matters adversely affecting such holders.

Subject to the availability of net cash flow at the BKFS LLC level and to applicable legal and contractual restrictions, we cause BKFS LLC to distribute to us, and to the other holders of Units, cash payments for the purposes of funding tax obligations in respect of any taxable income that is allocated to us and the other holders of Units as members of BKFS LLC, and to fund dividends, if any, declared by us. See “Dividend Policy” and “Risk Factors—Risks Related to Our Structure.” If BKFS LLC makes distributions to its members in any given year, the determination to pay the proceeds of such distributions received by BKFS, if any, to holders of our Class A common stock will be made by our board of directors. Holders of our Class B common stock are not entitled to any dividend payments. We may enter into credit agreements or other borrowing arrangements in the future that prohibit or restrict our ability to declare or pay dividends on our Class A common stock.

Tax Distributions

BKFS LLC is generally treated as a partnership for income tax purposes and, as such, is not subject to income tax. Instead, the taxable income of BKFS LLC is allocated to its members, including us, and the members are required to reflect on their own income tax returns the items of income, gain, deduction and loss and other tax items of BKFS LLC that are allocated to them. Under the tax rules, certain items of deduction are not allocated pro rata among the members of BKFS LLC. Subject to restrictions under any financing arrangements, BKFS LLC makes tax distributions to its members in order to enable them to pay taxes on their allocable share of BKFS LLC’s taxable income. Tax distributions are calculated based on allocations of income to a member for a particular taxable year without taking into account any losses allocated to the member in a prior taxable year. Subject to certain reductions in the case of BKHI and certain of its affiliates, as described below, tax distributions are generally made based on an assumed tax rate equal to the highest combined marginal federal, state and local income tax rate applicable to a U.S. corporation. Under the LLC Agreement, the right to receive tax distributions is independent from the right to receive ordinary distributions from BKFS LLC, and any tax distributions received by a holder of Units are not taken into account in determining the portion of any ordinary distributions that the holder is entitled to receive.

Notwithstanding the general requirement to make tax distributions, BKFS LLC is not required to make tax distributions to us to the extent we do not need the distribution to pay our taxes. For example, in connection with our IPO, certain affiliates of THL that held Units merged with and into BKFS, with BKFS being the surviving corporation in each merger. In connection with these mergers, we acquired the Units held by each such THL affiliate, and the equityholders of those THL affiliates received shares of our Class A common stock and an aggregate of $17.3 million in cash from us. The mergers are discussed in further detail below. We did not need this amount to pay our taxes, and therefore BKFS LLC retained the $17.3 million.

Although tax distributions are generally calculated by applying an assumed rate to the taxable income allocated to a member, tax distributions to BKHI and its affiliates are reduced to the extent the tax distribution is in excess of the actual tax expense associated with ownership of Units by BKHI or its affiliates, calculated using the actual tax rates applicable to BKHI and certain of its affiliates. However, a tax distribution to BKHI or certain of its affiliates is not reduced to the extent the reduction would cause BKHI or certain of its affiliates to have received, on a cumulative basis, less than its pro rata share of the aggregate, cumulative tax distributions made to all members of BKFS LLC.

Exchange of Units

Pursuant to and subject to the terms of the LLC Agreement, holders of Units (other than BKFS), at any time and from time to time, may exchange one or more Units, together with an equal number of shares of our Class B common stock, for a cash payment from BKFS LLC or, at our option, shares of Class A common stock.

The determination to issue shares of Class A common stock or to pay cash in exchange for Units and corresponding shares of Class B common stock, and other related BKFS determinations discussed below, are made by the audit committee of our board of directors, pursuant to its responsibility and authority to review and approve any potential conflict of interest transaction involving our directors or executive officers, director nominees, any person known by us to be the beneficial owner of more than five percent of any class of our voting securities or any family member of or related party to such persons.

Holders do not have the right to exchange Units if we determine that such exchange would be prohibited by law or regulation or would violate other agreements to which we may be subject. We may impose additional restrictions on an exchange that we determine necessary or advisable so that BKFS LLC is not treated as a “publicly traded partnership” for U.S. federal income tax purposes. If the IRS were to contend successfully that BKFS LLC should be treated as a “publicly traded partnership” for U.S. federal income tax purposes, BKFS LLC would be treated as a corporation for U.S. federal income tax purposes and thus would be subject to entity-level tax on its taxable income.

As holders exchange their Units and Class B common stock for Class A common stock, our economic interest in BKFS LLC increases. We and the exchanging holder each generally bear our own expenses in connection with an exchange. We have reserved 84,826,282 shares of our Class A common stock for potential issuance in respect of future exchanges of Units.

Under the LLC Agreement, if BKFS LLC makes a cash payment to the exchanging holder of Units, the amount of cash required to be paid per Unit is equal to the market value per share of our Class A common stock (calculated by reference to the 15 day volume weighted average price of Class A common stock at such time). Upon the exchange of Units, any corresponding share of Class B common stock will be automatically cancelled.

Coordination of BKFS and BKFS LLC

Whenever we issue one share of Class A common stock for cash (other than pursuant to exchanges of Units under the LLC Agreement), the net proceeds of such issuance are transferred promptly to BKFS LLC, and BKFS LLC issues to us one additional Unit. If we issue other classes or series of equity securities, we contribute to BKFS LLC the net proceeds we receive in connection with such issuance, and BKFS LLC issues to us an equal number of equity securities with designations, preferences and other rights and terms that are substantially the same as our newly issued equity securities. Conversely, if we repurchase any shares of Class A common stock (or equity securities of other classes or series) for cash, BKFS LLC will, immediately prior to our repurchase, redeem an equal number of Units (or its equity securities of the corresponding classes or series), upon the same terms and for the same price, as the shares of our Class A common stock (or our equity securities of such other classes or series) that are repurchased. Units and shares of our common stock are subject to equivalent stock splits, dividends and reclassifications.

We do not conduct any business other than the management and ownership of BKFS LLC and its subsidiaries, or own any other assets (other than on a temporary basis), although we may take such actions and own such assets as are necessary to comply with applicable law, including compliance with our responsibilities as a public company under the U.S. federal securities laws, and may incur indebtedness and may take other actions if we determine that doing so is in the best interest of BKFS LLC. To the extent BKFS incurs expenses in connection with its operations, BKFS LLC reimburses BKFS pursuant to an advancement agreement between BKFS LLC and BKFS. See “Certain Relationships and Related Party Transactions—Advancement Agreement.”

Exculpation and Indemnification

The LLC Agreement contains provisions limiting the liability of its managing member, members, officers and their respective affiliates to BKFS LLC or any of its members and contains broad indemnification provisions for BKFS LLC’s managing member, members, officers and their respective affiliates. Because BKFS LLC is a limited liability company, these provisions are not subject to the limitations on exculpation and indemnification contained in the Delaware General Corporation Law with respect to the indemnification that may be provided by a Delaware corporation to its directors and officers. The amended and restated charter of BKFS includes similar exculpation provisions and indemnification obligations of BKFS for the benefit of BKFS’s directors and officers, and permissive indemnification obligations of BKFS for employees and other agents of BKFS.

Voting Rights of Class A Shareholders and Class B Shareholders

Each share of our Class A common stock and our Class B common stock will entitle its holder to one vote. Except as required by law, holders of Class A common stock and Class B common stock will vote together on all matters as a single class. As of the record date, our Class B shareholders held 55.1% of the total voting power of the outstanding common stock of BKFS, and, through an equal number of Units, an equivalent economic interest in BKFS LLC.

Registration Rights Agreement

We have entered into a registration rights agreement with the holders of the outstanding Units and the affiliates of THL that hold shares of Class A common stock. This agreement provides these holders, and their permitted transferees, with the right to require us, at our expense, to register shares of our Class A common stock that they hold or that are issuable by us to them upon exchange of Units (and an equal number of shares of our Class B common stock) in accordance with the terms of the LLC Agreement. The agreement provides that we pay certain expenses of these electing holders relating to such registrations and indemnify them against certain liabilities that may arise under the Securities Act. The following description summarizes such rights and circumstances.

Demand Rights

Subject to certain limitations, beginning one year following our IPO, holders of our Units (and their permitted transferees) that hold 7.5% of our registrable shares of Class A common stock (including holders of Units and corresponding shares of Class B common stock that have the right to exchange them, if we so elect, for shares of Class A common stock) have the right, by delivering written notice to us, to require us to register the number of our shares of Class A common stock requested to be so registered in accordance with the registration rights agreement. Within five days following receipt of notice of a demand registration, we are required to give written notice to all other beneficial holders of our registrable shares of Class A common stock that have joined the registration rights agreement. Subject to certain limitations as described below, we are required to include in the registration all securities with respect to which we receive a written request for inclusion in the registration within 10 days after we give our notice. Following the demand request, we are required to use our reasonable best efforts to have the applicable registration statement filed with the SEC within a specified period following the demand and are required to use our best efforts to cause the registration statement to be declared effective. Any demand registration must include registrable securities having an aggregate market value of at least $50 million, and holders of our registrable securities are limited to one demand registration within any nine-month period.

Shelf Registration Rights on Form S-3

If we are eligible to file a shelf registration statement on Form S-3, holders of registrable securities with registration rights under the registration rights agreement can request that we register their shares for resale. Within five days following receipt of notice of a Form S-3 registration request, we are required to give written notice to all other beneficial holders of registrable shares of Class A common stock that have joined the registration rights agreement. Subject to certain limitations as described below, we will include in the Form S-3 registration all securities with respect to which we receive a written request for inclusion in the registration within seven days after we give our notice. Following such request, we are required to use our reasonable efforts to have the shelf registration statement declared effective. No Form S-3 registration request may be made within nine months following a prior demand or request.

In addition, once a shelf registration statement has been declared effective by the SEC pursuant to the forgoing, thereafter, from time to time, any holder of registrable securities that has joined the registration rights agreement may, by notice to us, require us to register such holder’s registrable securities pursuant to the shelf registration statement.

Piggyback Rights

Holders of registrable shares of Class A common stock under the registration rights agreement are entitled to request to participate in, or “piggyback” on, registrations of certain securities for sale by us at any time after our IPO. This piggyback right will apply to any registration other than registration statements relating to any employee benefit plans, registration statements related to the issuance or resale of securities issued in connection with transactions or corporate reorganizations under Rule 145 of the Securities Act, or registration statements related to stock issued upon conversion of debt securities.

Conditions and Limitations

The registration rights outlined above are subject to conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration statement and our right to delay, suspend or withdraw a registration statement under specified circumstances. For example, our board of directors may in its good faith judgment delay the filing or effectiveness of any registration statement for periods not to exceed 120 days. Additionally, in certain circumstances we may withdraw a registration upon request by the holder of registrable securities.

Merger Agreement

In connection with our IPO, certain affiliates of THL that held Units merged with and into BKFS, with BKFS being the surviving corporation in each merger. In connection with these mergers, we acquired the Units held by each such THL affiliate, and the equityholders of such THL affiliates received shares of our Class A common stock, and, in the aggregate, $17.3 million in cash from us, an amount equal to a portion of the value of the favorable tax attributes, in the form of net operating losses, that we obtained from the THL affiliates in connection with such mergers. The mergers took effect simultaneously with the consummation of our IPO.

Voting Agreement

In connection with our IPO, we entered into a Voting Agreement with certain FNF affiliates and certain THL affiliates. Pursuant to the Voting Agreement, the THL affiliates and FNF affiliates that hold voting interests in us are required to vote to cause our board of directors to consist of at least two directors designated by the THL affiliates, for so long as the THL affiliates own greater than or equal to 15% of our voting securities, and at least one director designated by the THL affiliates for as long as the THL affiliates own less than 15% but more than 5% of our voting securities. In addition, the THL affiliates are required to vote for the election of the board nominees designated by the FNF affiliates during the term of the agreement. The Voting Agreement will terminate when the THL affiliates no longer have a right to designate directors under the agreement or when the FNF affiliates and THL affiliates together own less than a majority of our voting securities.

Advancement Agreement

In connection with our IPO, we entered into an Advancement Agreement with BKFS LLC whereby BKFS LLC agreed to advance, or pay on our behalf, third-party expenses incurred by us, including (i) reasonable expenses incident to an offering of shares and the registration of shares on any national securities exchange by BKFS, including expenses incurred in connection with the offering, (ii) reasonable customary corporate, securities and administrative expenses incurred by BKFS, including fees related to investment bankers, financial advisers, legal counsel, independent certified public accountants, consultants or other persons retained by the board of directors of BKFS, (iii) losses, claims, damages, liabilities, costs, fees and expenses incurred in connection with any indemnification or expense advancement provided by any organizational document of BKFS or indemnification agreement entered into by and between BKFS and any director, officer or employee of BKFS, (iv) losses, claims, damages, liabilities, costs, fees and expenses incurred in connection with indemnification obligations of BKFS under the Registration Rights Agreement, (v) any franchise taxes payable by BKFS and any income taxes payable as a result of the Advancement Agreement and (vi) any costs, fees and expenses payable or reimbursable to any member of the board of directors of BKFS in accordance with the terms of any resolutions or policies approved by BKFS’s board of directors. The Advancement Agreement will remain in effect for an unspecified term and is terminable by BKFS at-will.

Management Agreements

FNF

On January 3, 2014, in connection with an internal reorganization, we entered into a management agreement with FNF pursuant to which FNF provided us advice on, among other things, the negotiation and consummation of agreements, contracts, documents and instruments related to our finances and the development and implementation of strategies for improving our operating, marketing and financial performance. Under the management agreement, FNF was paid a one-time fee of $8.5 million on January 3, 2014, and was paid an additional annual fee in the amount of $5.8 million per year, paid in semiannual installments in January and July, plus reimbursement for certain expenses. For the year ended December 31, 2015, we paid FNF management fees in the amount of $2.3 million.

The management agreement with FNF terminated in connection with the consummation of our IPO.

THL

On January 3, 2014, in connection with the Internal Reorganization, we entered into a management agreement with THL Managers VI, LLC pursuant to which THL Managers VI, LLC provided advisory services to us in connection with the Internal Reorganization and continued to provide us advice on, among other things, the negotiation and consummation of agreements, contracts, documents and instruments related to our finances and the development and implementation of strategies for improving our operating, marketing and financial performance. Under the management agreement, THL Managers VI, LLC was paid a one-time fee of $6.6 million on January 3, 2014, and was paid an additional annual fee in the amount of $3.2 million per year, paid in semiannual installments in January and July, plus reimbursement for certain expenses. For the year ended December 31, 2015, we paid THL Managers VI, LLC management fees in the amount of $1.3 million.

The management agreement with THL Managers VI, LLC terminated with the consummation of our IPO.

Services and Other Agreements

FNF

We have various agreements with FNF, including certain of its subsidiaries, pursuant to which we provide technology, data and analytics services. In addition, FNF provides certain corporate services to us, including communications, investor relations, portfolio management and real estate management services. Pursuant to these arrangements, during the year ended December 31, 2015, we received $68.5 million in revenues and recorded $8.0 million in operating expenses from FNF and its subsidiaries.

THL

We receive software and systems services from certain entities over which THL exercises control. We purchased $1.4 million in software and maintenance services and recorded $1.6 million in operating expenses from these entities during the year ended December 31, 2015.

Cross-Indemnity Agreement

We have entered into a cross-indemnity agreement with ServiceLink. Pursuant to the cross-indemnity agreement, ServiceLink indemnifies us for liabilities relating to, arising out of or resulting from the conduct of ServiceLink’s business or any action, suit or proceeding in which we or any of our subsidiaries are named by reason of being a successor to the business of LPS and the cause of such action, suit or proceeding relates to the business of ServiceLink. In return, we indemnify ServiceLink for liabilities relating to, arising out of, or resulting from the conduct of our business.

Other Related Party Transactions

During 2015, we paid, in the ordinary course of business, amounts to certain companies owned, in whole or part by Mr. Foley, including $28,777 to Rock Creek Cattle Company, Ltd. and affiliated companies related primarily to hosting meetings of BKFS and $920 to Mr. Foley’s other affiliated companies primarily for travel to and hosting BKFS events. We believe the amounts charged to us in the foregoing transactions were fair and reasonable and represent market rates that would be charged to unaffiliated third party customers for the same types of services. We believe that BKFS receives intangible business benefits as a result of these activities as they foster increased loyalty to BKFS.

On October 15, 2015, Mr. Sanzone entered into an agreement with us, pursuant to which we agreed to purchase his home, referred to herein as the Property, in New Jersey for $1,320,809 in connection with his relocation to our headquarters in Jacksonville, Florida. The price at which we purchased Mr. Sanzone’s home was “fair market value” as determined by two independent appraisals of the Property, less (i) six percent (6.0%) of fair market value to cover the expected cost of listing and selling agent commissions in connection BKFS’s disposition of the Property, (ii) $100,000 to cover future maintenance costs incurred during the period BKFS owns the Property and/or any potential loss incurred by BKFS on the sale of the Property and (iii) any amounts associated with the payoff of any outstanding mortgage on the Property, negotiated allowances for post-closing repairs (if any), taxes, homeowner’s association dues and recording and other applicable closing fees and expenses. In the event that the net cash proceeds that we receive on the final disposition of the Property plus any out of pocket maintenance costs incurred on the Property during the period we own the Property is greater than the price paid to Mr. Sanzone, then we will pay Mr. Sanzone such excess.

Review, Approval or Ratification of Transactions with Related Persons

Pursuant to our codes of ethics, a “conflict of interest” occurs when an individual’s private interest interferes or appears to interfere with our interests, and can arise when a director, officer or employee takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Anything that would present a conflict for a director, officer or employee would also likely present a conflict if it is related to a member of his or her family. Our code of ethics states that clear conflict of interest situations involving directors, executive officers and other employees who occupy supervisory positions or who have discretionary authority in dealing with any third party specified below may include the following:

•	any significant ownership interest in any supplier or customer;

•	any consulting or employment relationship with any customer, supplier or competitor; and

•	selling anything to us or buying anything from us, except on the same terms and conditions as comparable directors, officers or employees are permitted to so purchase or sell.

It is our policy to review all relationships and transactions in which we and our directors or executive officers (or their immediate family members) are participants in order to determine whether the director or officer in question has or may have a direct or indirect material interest. Our Chief Compliance Officer, together with our legal staff, is primarily responsible for developing and implementing procedures to obtain the necessary information from our directors and officers regarding transactions to/from related persons. Any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest must be discussed promptly with our Chief Compliance Officer. The Chief Compliance Officer, together with our legal staff, then reviews the transaction or relationship, and considers the material terms of the transaction or relationship, including the importance of the transaction or relationship to us, the nature of the related person’s interest in the transaction or relationship, whether the transaction or relationship would likely impair the judgment of a director or executive officer to act in our best interest, and any other factors such officer deems appropriate. After reviewing the facts and circumstances of each transaction, the Chief Compliance Officer, with assistance from the legal staff, determines whether the director or officer in question has a direct or indirect material interest in the transaction and whether or not to approve the transaction in question.

With respect to our Chief Executive Officer, Chief Financial Officer and Senior Vice President, Finance, our codes of ethics require that each such officer must:

•	discuss any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest with our General Counsel;

•	in the case of our Chief Financial Officer and Senior Vice President, Finance, obtain the prior written approval of our General Counsel for all material transactions or relationships that could reasonably be expected to give rise to a conflict of interest; and

•	in the case of our Chief Executive Officer, obtain the prior written approval of the audit committee for all material transactions that could reasonably be expected to give rise to a conflict of interest.

In the case of any material transactions or relationships involving our Chief Financial Officer or our Senior Vice President, Finance, the General Counsel must submit a list of any approved material transactions semi-annually to the audit committee for its review.

Under Securities and Exchange Commission rules, certain transactions in which we are or will be a participant and in which our directors, executive officers, certain shareholders and certain other related persons had or will have a direct or indirect material interest are required to be disclosed in this related person transactions section of our proxy statement. In addition to the procedures above, our audit committee reviews and approves or ratifies any such transactions that are required to be disclosed. The committee makes these decisions based on its consideration of all relevant factors. The review may be before or after the commencement of the transaction. If a transaction is reviewed and not approved or ratified, the committee may recommend a course of action to be taken.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors to file reports of their ownership, and changes in ownership, of the Company’s common stock with the Securities and Exchange Commission. Executive officers and directors are required by the Securities and Exchange Commission’s regulations to furnish the Company with copies of all forms they file pursuant to Section 16 and the Company is required to report in this Proxy Statement any failure of its directors and executive officers to file by the relevant due date any of these reports during fiscal year 2015. Based solely upon a review of these reports, we believe all directors and executive officers of the Company complied with the requirements of Section 16(a) in 2015.

SHAREHOLDER PROPOSALS

Any proposal that a shareholder wishes to be considered for inclusion in the proxy and proxy statement relating to the Annual Meeting of Shareholders to be held in 2017 must be received by the Company no later than December 29, 2016. Any other proposal that a shareholder wishes to bring before the 2017 Annual Meeting of Shareholders without inclusion of such proposal in the Company’s proxy materials must also be received by the Company no later than December 29, 2016. All proposals must comply with the applicable requirements or conditions established by the Securities and Exchange Commission and the Company’s bylaws, which requires among other things, certain information to be provided in connection with the submission of shareholder proposals. All proposals must be directed to the Corporate Secretary of the Company at 601 Riverside Avenue, Jacksonville, Florida 32204. The persons designated as proxies by the Company in connection with the 2017 Annual Meeting of Shareholders will have discretionary voting authority with respect to any shareholder proposal for which the Company does not receive timely notice.

OTHER MATTERS

The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, the enclosed proxy card confers discretionary authority on the persons named in the enclosed proxy card to vote as they deem appropriate on such matters. It is the intention of the persons named in the enclosed proxy card to vote the shares in accordance with their best judgment.

AVAILABLE INFORMATION

The Company files Annual Reports on Form 10-K with the Securities and Exchange Commission. A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (except for certain exhibits thereto), including our audited financial statements and financial statement schedules, may be obtained, free of charge, upon written request by any shareholder to Black Knight Financial Services, Inc., 601 Riverside Avenue, Jacksonville, Florida 32204, Attention: Investor Relations. Copies of all exhibits to the Annual Report on Form 10-K are available upon a similar request, subject to reimbursing the Company for its expenses in supplying any exhibit.

By Order of the Board of Directors

Thomas J. Sanzone
President and Chief Executive Officer

Dated: April 28, 2016

Annex A

BLACK KNIGHT FINANCIAL SERVICES, INC.

EMPLOYEE STOCK PURCHASE PLAN

BLACK KNIGHT FINANCIAL SERVICES, INC.

EMPLOYEE STOCK PURCHASE PLAN

Black Knight Financial Services, Inc., a Delaware corporation (the “Company”), hereby adopts the “Black Knight Financial Services, Inc. Employee Stock Purchase Plan” (the “Plan”), effective as of July 20, 2015 (the “Effective Date”). The Plan shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 10.1 hereof, until all of the shares of Company Stock authorized under the Plan have been purchased according to the Plan’s provisions.

ARTICLE 1

PURPOSE OF THE PLAN

1.1 PURPOSE. The Company has determined that it is in its best interests to provide an incentive to attract and retain employees and to increase morale by providing a program through which employees may acquire a proprietary interest in the Company through the purchase of shares of Company Stock. The Plan shall permit Participants to purchase shares of Company Stock through payroll deductions and, if the Plan is approved by the Company’s stockholders, through Company matching contributions. Participation in the Plan is entirely voluntary and neither the Company nor any of its affiliates makes any recommendations to Participants as to whether they should participate in the Plan. The Plan is not intended to be an employee benefit plan under the Employee Retirement Income Security Act of 1974, as amended, nor qualify as an “employee stock purchase plan” under Section 423 of the Code.

ARTICLE 2

DEFINITIONS

Capitalized terms used herein without definition shall have the respective meanings set forth below:

2.1 ACCOUNT. “Account” means the bookkeeping entry maintained by the Company on behalf of each Participant for the purpose of accounting for all Participant Contributions and Matching Contributions credited to the Participant pursuant to the Plan.

2.2 BASE EARNINGS. “Base Earnings” means the amount of a Participant’s regular salary or base pay that is determined by the Committee to qualify as Base Earnings for purposes of the Plan, before deductions required by law and deductions authorized by the Participant, including any elective deferrals under a plan qualified under Sections 125 or 401(a) of the Code or any nonqualified deferred compensation plan. In the case of Participants primarily compensated on a commission basis, “Base Earnings” may include commission earnings not to exceed $10,000 per month. “Base Earnings” shall not include: wages paid for overtime, extended workweek schedules or any other form of extra compensation, payments made by a Participating Company or any other entity for Social Security, workers’ compensation, unemployment compensation, disability payments or any other payment mandated by state or federal statute, or salary-related contributions made by a Participating Company or any other entity for insurance, annuity or any other employee benefit.

2.3 BOARD. “Board” means the Board of Directors of the Company.

2.4 BROKER. “Broker” means the financial institution designated by the Company to act as Broker for the Plan.

2.5 CODE. “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

2.6 COMMITTEE. “Committee” means the Committee described in Article 8.

2.7 COMPANY. “Company” means Black Knight Financial Services, Inc., a Delaware corporation, and any successor thereto.

2.8 COMPANY STOCK. “Company Stock” means Class A common stock of the Company, par value $0.0001 per share.

2.9 ELIGIBLE PERSON. “Eligible Person” means each employee of a Participating Company. Notwithstanding the foregoing, persons determined by the Committee not to be Eligible Persons and persons on a leave of absence shall not be treated as “Eligible Persons” for purposes of this Plan.

2.10 MATCHING DATE. “Matching Date” means the date during the calendar month following the annual anniversary of the applicable Quarter End on which a Matching Contribution is made to a Participant’s Account.

2.11 PARTICIPANT. “Participant” means an Eligible Person who has satisfied the eligibility requirements of Section 3.1 and has become a participant in the Plan in accordance with Section 3.2.

2.12 PARTICIPATING COMPANY. “Participating Company” means the Company and, to the extent designated by the Committee as a Participating Company, any subsidiary or parent (as those terms are used in Form S-8) of the Company.

2.13 PAYROLL PERIOD. “Payroll Period” means the pay periods coinciding with the Participating Company’s payroll practices, as revised from time to time.

2.14 PLAN YEAR. “Plan Year” means the twelve consecutive month period ending each December 31.

2.15 QUARTER. “Quarter” means the three consecutive calendar month periods commencing January 1 through March 31, April 1 through June 30, July 1 through September 30 and October 1 through December 31 each Plan Year.

2.16 SUBSIDIARY. “Subsidiary” means any corporation or other entity, including, but not limited to, a partnership or joint venture, at least fifty percent (50%) of the total combined voting power of all classes of stock (or, in the case of a non-corporate entity, the voting equity) of which is owned, directly or indirectly, by another entity.

2.17 QUARTER END. “Quarter End” means the last day of each Quarter (i.e., March 31, June 30, September 30 or December 31).

2.18 SHARE ACCOUNT. “Share Account” means the account maintained by the Broker on behalf of each Participant for the purpose of accounting for Company Stock purchased by the Participant pursuant to the Plan.

ARTICLE 3

ELIGIBILITY AND PARTICIPATION

3.1 ELIGIBILITY. Unless otherwise determined by the Committee,

(a) each Eligible Person who was employed by an organization that was part of a corporate transaction with a Participating Company immediately prior to commencing employment with the Participating Company shall be eligible to participate in the Plan upon commencing employment with the Participating Company if (1) such corporate transaction documents provided for such immediate eligibility or (2) the Committee so decides; and

(b) all other Eligible Persons shall be eligible to participate in the Plan following the later of:

(i) attaining the age of eighteen (18), and

(ii) the completion of ninety (90) days of employment with the Participating Company.

The Committee may, in its discretion, waive any of the foregoing eligibility requirements on an individual or group basis.

3.2 PARTICIPATION. An Eligible Person who has satisfied the eligibility requirements of Section 3.1 may become a Participant in the Plan upon his or her completion of such enrollment procedures as the Committee may prescribe, which procedures may include responding to enrollment procedures set forth via an Internet website or a voice response system authorizing payroll deductions. Payroll deductions for a Participant shall commence as soon as administratively practicable following the completion of the enrollment procedures established by the Committee and shall remain in effect until changed by the Participant in accordance with Section 4.2 below. Notwithstanding anything to the contrary, the Committee may, in its sole discretion, preclude any person from participation in the Plan, whether or not such person would otherwise meet the eligibility requirements in Section 3.1 above.

3.3 SPECIAL RULES. In the event that a person is excluded from participation in the Plan and a court of competent jurisdiction determines that the person is eligible to participate in the Plan, the person shall be treated as an Eligible Person only from the date of the court’s determination and shall not be entitled to retroactive participation in the Plan.

ARTICLE 4

PARTICIPANT CONTRIBUTIONS

4.1 PARTICIPANT ELECTION. Pursuant to the enrollment procedures established by the Committee in Section 3.2, each Participant shall designate the amount of payroll deductions (“Participant Contributions”) to be made from his or her paycheck to purchase Company Stock under the Plan. The amount of Participant Contributions shall be designated in whole percentages of Base Earnings, of at least 3% and not to exceed 15% of Base Earnings for any Plan Year. If a Participant participates in any other similar plan offered by Fidelity National Financial, Inc. or a Subsidiary thereof, the Participant’s aggregate contributions for the Plan and such other similar plans may not exceed 15% of Base Earnings for any Plan Year. The amount so designated by the Participant shall be effective as soon as administratively practicable following completion of the enrollment procedures and shall continue until terminated or altered in accordance with Section 4.2 below.

4.2 CHANGES IN ELECTION. In accordance with procedures established by the Committee, a Participant may decrease or increase the rate of his or her Participant Contributions or elect to discontinue his or her Participant Contributions, in either case as soon as administratively practicable. No such election may be made retroactive, and any new election shall remain in effect until subsequently modified by the Participant pursuant to this Section 4.2.

4.3 PARTICIPANT ACCOUNTS. The Company shall establish and maintain a separate Account for each Participant. The amount of each Participant’s Participant Contribution, as well as his or her matching contribution as set forth in Article 5 (the “Matching Contribution”), shall be credited to his or her Account. No interest shall accrue at any time for any amount credited to an Account of a Participant.

ARTICLE 5

MATCHING CONTRIBUTIONS

5.1 OFFICERS. Subject to Section 5.5 below, for each Officer who is a Participant in the Plan and remains an Eligible Person on each day from each Quarter End until the Matching Date, the Participating Company shall credit to the Account of that Participant a Matching Contribution on the Matching Date. The Matching

Contribution shall be an amount equal to one-half of the amount of the Participant Contributions set aside into the Participant’s Account for the Quarter ending on the applicable Quarter End. For purposes of the Plan, “Officer” means chief executive officer, president, executive vice president, senior vice president, vice president, or assistant vice president of a Participating Company and any other Participant designated as an Officer by the Committee.

5.2 OTHER PARTICIPANTS. Subject to Section 5.5 below, for each Participant who is not an Officer and who remains an Eligible Person on each day from each Quarter End until the Matching Date, the Company shall credit to the Account of that Participant a Matching Contribution on the Matching Date. Except as otherwise provided in Section 5.3 below, the Matching Contribution shall be an amount equal to one-third of the amount of Participant Contributions set aside into the Participant’s Account for the Quarter ending on the applicable Quarter End.

5.3 TEN-YEAR ELIGIBLE PERSONS. Notwithstanding the provisions of Section 5.2 to the contrary, subject to Section 5.5 below, with respect to each Participant who has completed at least ten consecutive years of employment with the Participating Company at the time any Matching Contribution will be made (“Ten-Year Eligible Person”), the Matching Contribution for such Participant under Section 5.2 above with respect to any Participant Contributions made after the Participant becomes a Ten-Year Eligible Person shall be one-half of the amount of the Participant’s Participant Contributions instead of one-third. For purposes of this Section 5.3, unless determined otherwise by the Committee, a Participant’s consecutive years of employment shall include such Participant’s years of employment with (a) Fidelity National Financial, Inc. or a Subsidiary thereof, and/or (b) an organization that was part of a corporate transaction with the Company immediately prior to commencing employment with the Participating Company if (1) such corporate transaction documents provided for such credit or (2) if the Committee so decides.

5.4 CHANGES IN STATUS. In the event that a Participant becomes an Officer or a Ten-Year Eligible Person during a Quarter, for purposes of determining such Participant’s Matching Contribution, all Participant Contributions made during the Quarter in which the change in status occurred shall be considered to have been made as an Officer or Ten-Year Eligible Person for that Quarter.

5.5 STOCKHOLDER APPROVAL. Notwithstanding anything to the contrary, no Matching Contributions shall be made under the Plan unless the Plan is approved by the requisite vote of stockholders of the Company in accordance with applicable listing standards of the New York Stock Exchange.

ARTICLE 6

PURCHASE OF STOCK

6.1 PURCHASE OF COMPANY STOCK. As soon as practicable following the close of each Payroll Period or, with respect to Matching Contributions, the Quarter End (each such case, the “Purchase Date”), the amount credited to a Participant’s Account shall be transferred by the Participating Company to the Broker, and the Plan shall cause the Broker to use such amount to purchase shares of Company Stock on the open market on the Participant’s behalf. Any balance remaining after the purchase shall be credited to the Participant’s Share Account and shall be used to purchase additional shares of Company Stock as of the next Purchase Date.

6.2 SHARE ACCOUNTS AND DELIVERY OF COMPANY STOCK.

(a) Company Stock purchased by each Participant under the Plan shall be posted to the Participant’s Share Account as soon as practicable after, and credited to such Share Account as of, each Purchase Date. Dividends on shares of Company Stock held in a Participant’s Share Account shall be credited to such Participant’s Share Account and shall be used to purchase additional shares of Company Stock as of the next following Purchase Date.

(b) Certificates representing the number of full shares of Company Stock held in a Participant’s Share Account will be delivered to such Participant as soon as administratively practicable after the Participant submits a request for the delivery of such shares pursuant to procedures established by the Committee. The time of delivery of shares may be postponed for such period as may be necessary to comply with the registration requirements under the Securities Act of 1933, as amended, the listing requirements of any securities exchange on which the Company Stock may then be listed, or the requirements under other laws or regulations applicable to the sale of such shares.

6.3 FEES AND COMMISSIONS. The Company shall pay the Broker’s administrative charges for opening the Share Accounts for the Participants and the brokerage commissions on purchases made that are attributable to the purchase of Company Stock with Participant Contributions and Matching Contributions. Participants shall pay all other expenses of their Share Account, including but not limited to the Broker’s fees attributable to the issuance of certificates for any and all shares of Company Stock held in a Participant’s Share Account. Participants shall also pay the brokerage commissions and any charges associated with the sale of Company Stock held in the Participant’s Share Account, pursuant to Section 6.4 below.

6.4 SALE OF COMPANY STOCK. Any Participant may request the Broker to sell any or all of the shares of Company Stock allocated to his or her Share Account. Unless directed otherwise by the Participant, the Broker shall mail to the Participant a check for the proceeds, less any applicable fees and brokerage commissions and any transfer taxes, registration fees or other normal charges associated with such a sale, as soon as administratively practicable thereafter.

ARTICLE 7

TERMINATION OF EMPLOYMENT

7.1 TERMINATION OF EMPLOYMENT. In the event that a Participant’s employment with the Participating Company terminates for any reason, the Participant will cease to be a Participant in the Plan as of the date of termination of employment. All cash in the Participant’s Account will be transferred to the Participant’s Share Account. The Broker may continue to maintain the Participant’s Share Account on behalf of the Participant; however, the Participant’s Share Account will cease to be administered under or have any other affiliation with the Plan. As of the date of termination of employment, as applicable, the Participant shall pay for any and all expenses and costs related to his or her Share Account, including but not limited to the brokerage commissions on purchases of shares of Company stock made on or after the date of termination and any other fees, commissions, or charges for which the Participant would otherwise have been responsible for if he or she had continued to be a Participant in the Plan.

ARTICLE 8

PLAN ADMINISTRATION

8.1 PLAN ADMINISTRATION.

(a) Authority to control and manage the operation and administration of the Plan shall be vested in the Board, or a committee (“Committee’) appointed by the Board. Until such time as the Board appoints a Committee to administer the Plan, the Board shall serve as the Committee for purposes of the Plan. The Board or Committee shall have all powers necessary to supervise the administration of the Plan and control its operations.

(b) In addition to any powers and authority conferred on the Board or Committee elsewhere in the Plan or by law, the Board or Committee shall have the following powers and authority:

(i) To designate agents to carry out responsibilities relating to the Plan;

(ii) To administer, interpret, construe and apply this Plan and to answer all questions that may arise or that may be raised under this Plan by a Participant, his or her beneficiary or any other person whatsoever;

(iii) To establish rules and procedures from time to time for the conduct of its business and for the administration and effectuation of its responsibilities under the Plan; and

(iv) To perform or cause to be performed such further acts as it may deem to be necessary, appropriate, or convenient for the operation of the Plan.

(c) Any action taken in good faith by the Board or Committee in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon a Participant and his or her beneficiaries. All discretionary powers conferred upon the Board and Committee shall be absolute.

8.2 LIMITATION ON LIABILITY. No employee, officer, or member of the Board or Committee shall be subject to any liability with respect to his or her duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any other employee, officer, or member of the Board or Committee with duties under the Plan who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative, or investigative, by reason of the person’s conduct in the performance of his or her duties under the Plan.

ARTICLE 9

COMPANY STOCK

9.1 MAXIMUM NUMBER OF SHARES. Subject to Section 9.3 below, the maximum number of shares of Company Stock which may be purchased under the Plan pursuant to Participant Contributions and Matching Contributions on or after the Effective Date is 5,000,000 shares. All shares of Company Stock purchased pursuant to the terms of this Plan shall be purchased on the open market.

9.2 VOTING COMPANY STOCK. The Participant will have no interest or voting right in shares of Company Stock to be purchased under Article 6 of the Plan until such shares have been purchased.

9.3 ADJUSTMENTS. In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange, extraordinary dividend, or any change in the corporate structure affecting the shares of Company Stock, such adjustment shall be made in the number and kind of shares of Company Stock that may be purchased under the Plan as set forth in Section 9.1, and the number and kind of shares of Company Stock held in each Participant’s Share Account, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights. The decision by the Committee regarding any such adjustment shall be final, binding and conclusive.

ARTICLE 10

MISCELLANEOUS MATTERS

10.1 AMENDMENT AND TERMINATION. The Board reserves the right to amend, modify, or terminate the Plan at any time; provided, however, that no amendment that requires stockholder approval in order for the Plan to continue to comply with the New York Stock Exchange listing standards or any rule promulgated by the United States Securities and Exchange Commission or any securities exchange on which the securities of the Company are listed shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule. Upon termination of the Plan, all cash in the Participant’s Account will be transferred to the Participant’s Share Account. The Broker may continue to maintain the Participant’s Share Account on behalf of the Participant; however, the Participant’s Share Account will cease to be administered under or have any other affiliation with the Plan, and the Participant shall thereafter be responsible for any and all expenses and costs related to his or her Share Account. Notwithstanding the foregoing, no such amendment or termination shall affect rights previously granted, nor may an amendment make any change in any right previously granted which adversely affects the rights of any Participant without the consent of such Participant.

10.2 TAX WITHOLDING. All amounts contributed (including Matching Contributions) or payable under this Plan shall be subject to deduction for any taxes required by law to be withheld in respect thereof.

10.3 BENEFITS NOT ALIENABLE. Benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily, except as expressly permitted in this Plan. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

10.4 NO ENLARGEMENT OF EMPLOYEE RIGHTS. This Plan is strictly a voluntary undertaking on the part of the Participating Company and shall not be deemed to constitute a contract between the Participating Company and any Eligible Person or to be consideration for, or an inducement to, or a condition of, the employment of any Eligible Person. Nothing contained in the Plan shall be deemed to give the right to any Eligible Person to be retained as an employ of, or otherwise by, the Participating Company or to interfere with the right of the Participating Company to discharge any Eligible Person at any time.

10.5 GOVERNING LAW. To the extent not preempted by Federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Florida, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

10.6 NON-BUSINESS DAYS. When any act under the Plan is required to be performed on a day that falls on a Saturday, Sunday or legal holiday, that act shall be performed on the next succeeding day which is not a Saturday, Sunday or legal holiday.

10.7 COMPLIANCE WITH SECURITIES LAWS. Notwithstanding any provision of the Plan to the contrary, the Committee shall administer the Plan in such a way to insure that the Plan at all times complies with any applicable requirements of Federal securities laws.

BLACK KNIGHT FINANCIAL SERVICES, INC. 601 RIVERSIDE AVENUE JACKSONVILLE, FL 32204

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E10603-P78751            KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BLACK KNIGHT FINANCIAL SERVICES, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The board of directors recommends you vote FOR the following:
1.	Election of two Class I directors to serve until the 2019 annual meeting of shareholders:	☐	☐	☐

Nominees:
01) David K. Hunt
02) Ganesh B. Rao

The board of directors recommends you vote FOR the following proposals:							For	Against	Abstain

2.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2016 fiscal year.						☐	☐	☐

3.	Approval of the Black Knight Financial Services, Inc. Employee Stock Purchase Plan.						☐	☐	☐

4.	Approval of a non-binding advisory resolution on the compensation paid to our named executive officers.						☐	☐	☐

The board of directors recommends you vote for a frequency of “1 YEAR”:						1 Year	2 Years	3 Years	Abstain

5.	Selection, on a non-binding advisory basis, of the frequency (annual or “1 Year”, biennial or “2 Years”, or triennial or “3 Years”) with which we solicit future non-binding advisory votes on the compensation paid to our named executive officers.					☐	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

E10604-P78751

BLACK KNIGHT FINANCIAL SERVICES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF

BLACK KNIGHT FINANCIAL SERVICES, INC.

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 15, 2016

The undersigned hereby appoints the Chief Executive Officer, Chief Financial Officer and Corporate Secretary of Black Knight Financial Services, Inc. (BKFS), and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of BKFS Class A or Class B common stock held of record by the undersigned as of April 18, 2016, at the Annual Meeting of Shareholders to be held at 11:00 a.m., Eastern Time, in the Peninsular Auditorium at 601 Riverside Avenue, Jacksonville, FL 32204 on June 15, 2016, or any adjournment thereof.

This instruction and proxy card is also solicited by the Board of Directors of BKFS for use at the Annual Meeting of Shareholders on June 15, 2016 at 11:00 a.m., Eastern Time, from persons who participate in the Fidelity National Financial, Inc. 401(k) Profit Sharing Plan (the 401(k) Plan).

By signing this instruction and proxy card, the undersigned hereby instructs Wells Fargo Bank Minnesota, N.A. (the Trustee for the 401(k) Plan) to exercise the voting rights relating to any shares of BKFS Class A common stock allocable to his or her account(s) as of April 18, 2016. For shares voted by mail, this instruction and proxy card is to be returned to the tabulation agent (Black Knight Financial Services, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717). All voting instructions for shares in the 401(k) Plan, whether voted by mail, telephone or internet, must be received by 11:59 p.m., Eastern Time, on June 12, 2016. The Trustee will tabulate the votes from all 401(k) Plan participants received by the deadline and will determine the ratio of votes for and against each item. The Trustee will then vote all shares held in the 401(k) Plan according to these ratios.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

Continued and to be signed on reverse side